UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Constellation Energy Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MAYO A. SHATTUCK III	Constellation Energy Group, Inc.
Chairman of the Board	750 East Pratt Street
Baltimore, Maryland 21202

April 11, 2007

Dear Shareholder:

You are invited to attend our annual meeting of shareholders to be held on Friday, May 18, 2007, at 9:00 a.m. in the Sky Lobby Conference Room, 750 East Pratt Street, in downtown Baltimore. Enclosed is our 2006 Annual Report for your review.

At the meeting, shareholders will be voting on the following business matters: the election of directors, the ratification of our independent registered public accounting firm for 2007 and the approval of two incentive compensation plans. Please consider the issues presented and vote your shares as promptly as possible.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete your proxy card and return it to us to ensure that your vote is counted. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your continued support of Constellation Energy.

Sincerely,

Mayo A. Shattuck III

Constellation Energy Group, Inc.

750 East Pratt Street

Baltimore, MD 21202

Notice of Annual Meeting of Shareholders

To the Owners of Common Stock of

Constellation Energy Group, Inc.:

Our annual meeting of shareholders will be held on Friday, May 18, 2007 at 9:00 a.m., in the Sky Lobby Conference Room, 750 East Pratt Street, Baltimore, Maryland to:

1.	elect directors,

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007,

3.	approve the 2007 Long-Term Incentive Plan,

4.	approve the Executive Annual Incentive Plan, and

5.	transact any other business that properly comes before the meeting, or any adjournment thereof.

The Board of Directors recommends a vote “FOR” each of the director nominees, ratification of the independent registered public accounting firm, approval of the Long-Term Incentive Plan and approval of the Executive Annual Incentive Plan.

We discuss the above business matters in more detail in the attached Proxy Statement.

Only holders of record of our common stock at the close of business on March 16, 2007 will be entitled to vote.

Charles A. Berardesco

Vice President and Corporate Secretary

April 11, 2007

Constellation Energy Group, Inc.

Proxy Statement

QUESTIONS & ANSWERS ON VOTING PROCEDURES

Who is entitled to vote at the annual meeting, and how many votes do they have?

Holders of record of our common stock who owned shares as of the close of business on March 16, 2007 may vote at the meeting. Each share has one vote. There were 181,981,285 shares of common stock outstanding on that date.

When were the enclosed solicitation materials first given to shareholders?

The enclosed Annual Report and proxy card, together with the Notice of Annual Meeting and Proxy Statement, were first sent, or given, to shareholders on or about April 11, 2007.

What is a quorum of shareholders?

A quorum is the presence at the annual meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast. Since there were 181,981,285 shares of common stock outstanding on March 16, 2007, the presence of holders of 90,990,643 shares is a quorum. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

If a quorum of shareholders is present at the meeting, we need:

•	a majority of all the votes cast to elect each director nominee (the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” a director nominee),

•	a majority of all the votes cast to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm,

•

a majority of all the votes cast to approve the 2007 Long-Term Incentive Plan, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote, and

•	a majority of all the votes cast to approve the Executive Annual Incentive Plan.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. For all matters, except approval of the 2007 Long-Term Incentive Plan, abstentions and broker non-votes will not have any effect on the result of the vote. For purposes of the vote to approve the 2007 Long-Term Incentive Plan, abstentions and broker non-votes will have the same effect as votes against the proposal unless holders of more than 50% in interest of all securities entitled to vote cast votes, in which event broker non-votes will not have any effect on the result of the vote.

How do I vote?

You must be present, or represented by proxy, at the annual meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards to all of our shareholders.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are held in a brokerage account, you will receive a full meeting package including a voting instructions form to vote your shares. Your brokerage firm may permit you to provide voting instructions by telephone or by the Internet. Brokerage firms have the authority under New York Stock Exchange rules to vote their clients’ unvoted shares on certain routine matters. Only the matters covered by Proposal Nos. 1 and 2 are considered routine matters under the rules of the New York Stock Exchange. Therefore, if you do not vote on Proposal No. 1 or Proposal No. 2, your brokerage firm may choose to vote for you or leave your shares unvoted. If you do not vote on Proposal No. 3 or Proposal No. 4, your shares will remain unvoted. We urge you to respond to your brokerage firm so that your vote will be cast.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We solicit proxy cards that are used to instruct the proxy how to vote so that all common shares may be voted at the annual meeting even if the holders do not attend the meeting.

How will my proxy vote my shares?

If you properly sign and return your proxy card or voting instructions form, your shares will be voted as you direct. If you sign and return your proxy card or voting instructions form but do not specify how you want your shares voted, they will be voted “FOR” the election of each director nominee, “FOR” the ratification of the appointment of our independent registered public accounting firm, “FOR” the approval of the 2007 Long-Term Incentive Plan and “FOR” the approval of the Executive Annual Incentive Plan. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting, including to adjourn the meeting.

How do I vote using my proxy card?

There are three steps.

1.	Vote on each of the matters as follows:

•	Item 1. The names of the director nominees are listed on your proxy card. You have three options:

•	Option 1. To vote for all of the nominees, you check the box marked “FOR.”

•

Option 2. To vote for some of the nominees and vote against the rest, you check the box marked “FOR ALL EXCEPT” and then fill in the circle next to each nominee for which you want to vote against or otherwise follow the instructions on the voting instructions form provided by your brokerage firm or employee savings plan trustee.

•

Option 3. To vote against all of the nominees, you check the box marked “AGAINST,” or otherwise follow the instructions on the voting instructions form provided by your brokerage firm or employee savings plan trustee.

•	Items 2, 3 and 4. Check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote).

2.	Sign and date your proxy card. If you do not sign and date your proxy card, your votes cannot be counted.

3.	Mail your proxy card in the pre-addressed, postage-paid envelope.

Please check the box on your proxy card if you plan to attend the annual meeting.

Can I vote by proxy even if I plan to attend the annual meeting?

Yes. If you vote by proxy and decide to attend the annual meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.

Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker or through our employee savings plans. Your broker or the plan trustee will send you a proxy card or voting instructions form for these shares. You should vote on each proxy card or voting instructions form you receive and mail it to the address shown on the proxy card or form. If employee savings plan participants do not vote their shares, the plan trustee will vote the shares in the same proportion as the trustee was instructed to vote shares for which it received voting instructions forms.

How can I get only one copy of the Annual Report sent to my home if I currently receive multiple copies?

You may be receiving multiple copies of the Annual Report because you have more than one account, each registered differently with the same mailing address. To receive only one Annual Report you may:

write to:	-or-	call:
American Stock Transfer & Trust Company		1-800-258-0499
Attn: Shareholder Services
59 Maiden Lane
New York, NY 10038

How do I change previous instructions to send only one Annual Report to my home?

Simply call the number noted above or notify our transfer agent at the address indicated in the previous question that you want to receive an Annual Report for each of your accounts (your stock account numbers must be included in the notification).

How do I change my vote?

You may change your vote at any time before the annual meeting by:

•	notifying Charles A. Berardesco, Corporate Secretary, in writing at 750 East Pratt Street, 17th Floor, Baltimore, MD 21202, that you are changing your vote; or

•	completing and sending in another proxy card or voting instructions form with a later date; or

•	attending the annual meeting and voting in person.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

Constellation Energy, on behalf of the Board of Directors, through its directors, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Constellation Energy pays the cost of soliciting proxies.

MATTERS YOU ARE VOTING ON

Proposal No. 1:    Election of Directors

Beginning with the 2007 annual meeting of shareholders, directors will be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Each of the eleven current members of the Board of Directors has been nominated by the Board of Directors for election as a director at the 2007 annual meeting to serve until the 2008 annual meeting of shareholders and until their respective successors are elected and qualified. Each of the nominated directors agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the Board of Directors, unless the Board reduces the number of directors. Biographical information for each of the nominees and other information about them is presented beginning on page 6. The Board of Directors recommends a vote “FOR” each director nominee.

Proposal No. 2:    Ratification of PricewaterhouseCoopers LLP as Independent Registered   Public Accounting Firm for 2007

This proposal is to ratify our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007. See Proposal No. 2 on page 47. The Board of Directors recommends a vote “FOR” this proposal.

Proposal No. 3:    Approval of the 2007 Long-Term Incentive Plan

This proposal is to approve the 2007 Long-Term Incentive Plan. See Proposal No. 3 on page 49. The Board of Directors recommends a vote “FOR” this proposal.

Proposal No. 4:    Approval of the Executive Annual Incentive Plan

This proposal is to approve the Executive Annual Incentive Plan. See Proposal No. 4 on page 55. The Board of Directors recommends a vote “FOR” this proposal.

Other Business Matters

The Board of Directors is not aware of any other business for the annual meeting. However:

•	if any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee,

•

if any shareholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or

•	if any matters concerning the conduct of the meeting are presented for action,

then shareholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his or her discretion.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

In April 2007, in response to the approval of a shareholder proposal at the 2006 annual meeting requesting the Board of Directors to take steps to provide for the annual election of directors, the Board of Directors approved, and Constellation Energy completed, the actions necessary to declassify the Board of Directors. In addition, each director whose term would not otherwise have expired at the 2007 annual meeting has agreed in writing with Constellation Energy that his or her term of service will conclude at the 2007 annual meeting, and when his or her successor has been elected and qualified. As a result, each director will stand for election at the 2007 annual meeting. All directors elected at the 2007 annual meeting of shareholders or thereafter will be elected to serve for one year terms expiring at the next annual meeting and until their respective successors are elected and qualified.

Also in April 2007, the Board of Directors approved an amendment to Constellation Energy’s bylaws to provide that each director will be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors continues to be a plurality of all the votes cast at any such meeting at which a quorum is present. If a nominee who is serving as a director is not elected at the annual meeting, under Maryland law the director would continue to serve on the Board of Directors as a “holdover director” until the director’s successor is elected and qualified. However, under our Corporate Governance Guidelines, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee would then make a recommendation to the Board of Directors whether to accept or reject the offer of resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. A director who offers to resign will not participate in the Board of Director’s decision. If a nominee who was not already serving as a director is not elected at the annual meeting, under Maryland law that nominee would not become a director and would not serve on the Board of Directors as a “holdover director.” In 2007, all nominees for the election of directors are currently serving on the Board of Directors.

Vote Required; Recommendation of the Board of Directors

Directors are elected by a majority of the votes cast (number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee), assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES.

DIRECTOR NOMINEES

Yves C. de Balmann, age 60, a director since July 2003, has been Co-Chairman of Bregal Investments LP (a private equity investing firm) since September 2002. He was Co-Chairman and Co-Chief Executive Officer of Deutsche Banc Alex. Brown from June 1999 to April 2001, and a Senior Advisor to Deutsche Bank AG from April 2001 to June 2003. He is also a director of ESI Group, a technology company based in France.

Douglas L. Becker, age 41, a director since April 1999, has been Chairman and Chief Executive Officer of Laureate Education, Inc. (a company in the education industry) (formerly Sylvan Learning Systems, Inc.) since February 2000. He is also Founder and Principal of Sterling Capital Partners, an investment company. Mr. Becker is a director of Educate, Inc. and was a director of Baltimore Gas and Electric Company (BGE) from October 1998 to April 1999.

James T. Brady, age 66, a director since May 1999, has been the Managing Director—Mid-Atlantic of Ballantrae International, Ltd. (a management consulting firm) since January 2000, and is the former secretary of the Maryland Department of Business & Economic Development, where he served from 1995 to 1998. He was also a managing partner of Arthur Andersen LLP from 1985 to 1995. Mr. Brady is a director of McCormick & Company, Inc., T. Rowe Price Group, Inc. and NexCen Brands, Inc. Mr. Brady was a director of Constellation Enterprises, Inc. from March 1998 to May 1999.

Edward A. Crooke, age 68, a director since April 1999, retired as Vice Chairman of Constellation Energy and BGE in December 2001 and has been retired since that time. He also is a director of AEGIS Insurance Services, Inc., Associated Electric & Gas Insurance Services, Limited and Baltimore Equitable Society. Mr. Crooke was a director of BGE from 1988 to April 1999.

James R. Curtiss, age 53, a director since April 1999, has been a partner in the law firm of Winston & Strawn LLP since 1993. From 1988 to 1993, he served as a Commissioner of the United States Nuclear Regulatory Commission. He is also a director of Cameco Corporation (owner and operator of uranium mines). Mr. Curtiss was a director of BGE from 1994 to April 1999.

Freeman A. Hrabowski, III, age 56, a director since April 1999, has been President of the University of Maryland Baltimore County since 1993. He is also a director of the Baltimore Equitable Society, McCormick & Company, Inc. and Mercantile Bankshares Corporation. Dr. Hrabowski was a director of BGE from 1994 to April 1999.

Nancy Lampton, age 64, a director since April 1999, has been Chairman and Chief Executive Officer of American Life and Accident Insurance Company of Kentucky since 1971 and has been Chairman and Chief Executive Officer of its holding company, Hardscuffle, Inc., since January 2000. She is also a director of DNP Select Income Fund, Duff & Phelps Utility and Corporate Bond Trust Inc. and DTF Tax-Free Income Inc. Ms. Lampton was a director of BGE from 1994 to April 1999.

Robert J. Lawless, age 60, a director since January 2002, has been Chairman of the Board and Chief Executive Officer of McCormick & Company, Inc. (a company in the food manufacturing industry) since January 1997, having also served as President until December 2006. He is also a director of Baltimore Life, Inc.

Lynn M. Martin, age 67, a director since October 2003, has been President of The Martin Hall Group LLC (a human resources consulting firm) since January 2005. From 1993 to October 2005, Ms. Martin was an Advisor to Deloitte & Touche LLP. Ms. Martin served as United States

Secretary of Labor from 1991 to 1993. Prior to her tenure as Secretary of Labor, she was a member of the United States House of Representatives from 1981 to 1991. She is also a director of The Procter & Gamble Company, Ryder System, Inc., AT&T Inc. and various funds of The Dreyfus Corporation.

Mayo A. Shattuck III, age 52, a director since May 1999, has been Chairman of Constellation Energy since July 2002 and President and Chief Executive Officer since November 2001. Mr. Shattuck also served as Chairman of the Board of Directors of BGE from July 2002 to April 2007. He is also a director of Capital One Financial Corporation, Gap, Inc., the Edison Electric Institute, the Nuclear Energy Institute and the Institute of Nuclear Power Operations.

Michael D. Sullivan, age 67, a director since April 1999, is a private investor, and is a Co-Founder and has been Chairman of the Board of Life Source, Inc. (a company in the nutritional supplements industry) since March 2001. Mr. Sullivan also has been Chairman of the Board of ADVANCARE Health Care, LLC (a company in the home health care industry) since January 2006. Mr. Sullivan was a director of BGE from 1992 to April 1999.

DETERMINATION OF INDEPENDENCE

A majority of Constellation Energy’s directors are required to be independent in accordance with New York Stock Exchange (NYSE) listing standards. For a director to be considered independent, the Board of Directors must affirmatively determine that such director has no material relationship with Constellation Energy. When assessing the materiality of a director’s relationship with Constellation Energy, the Board of Directors considers the issue from both the standpoint of the director and from that of persons and organizations with whom or with which the director has an affiliation. The Board of Directors has adopted standards to assist it in determining if a director is independent. A director shall be deemed to have a material relationship with Constellation Energy and shall not be deemed to be an independent director if:

•

the director has been an employee of Constellation Energy or any of its affiliated entities at any time since January 1, 2004, or an immediate family member of the director has been an executive officer of Constellation Energy or any of its affiliated entities at any time since January 1, 2004; provided that employment of a director as an interim chairman of the Board of Directors or chief executive officer or other executive officer of Constellation Energy shall not disqualify such director from being considered independent following termination of that employment;

•	the director or an immediate family member is a current partner of a firm that is Constellation Energy’s internal or external auditor;

•	the director is a current employee of a firm that is Constellation Energy’s internal or external auditor;

•

the director has an immediate family member who is a current employee of a firm that is Constellation Energy’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•

the director or an immediate family member was at any time since January 1, 2004 (but is no longer) a partner or employee of a firm that is Constellation Energy’s internal or external auditor and personally worked on Constellation Energy’s audit within that time;

•

the director or an immediate family member, is, or has been at any time since January 1, 2004, employed as an executive officer of another company where any of Constellation Energy’s present executive officers at the same time serves or served on that company’s compensation committee;

•

the director is a current executive officer or employee, or an immediate family member is a current executive officer, of another company that has made payments to, or received payments from (other than contributions to tax exempt organizations), Constellation Energy for property or services in an amount which, in any of the other company’s last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues; or

•

the director has received, or has an immediate family member who has received, during any twelve-month period since January 1, 2004, more than $100,000 in direct compensation from Constellation Energy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); provided, however, that (i) compensation received by a director for former service as an interim chairman or chief executive officer or other executive officer need not be considered and (ii) compensation received by an immediate family member for service as an employee of Constellation Energy (other than an executive officer) need not be considered.

The Board of Directors has determined that each member of the Board of Directors, other than Mr. Shattuck, who is the chief executive officer of Constellation Energy, has no material relationship with Constellation Energy and is independent under NYSE listing standards. The Board of Directors also has determined that Frank P. Bramble, Sr. and Edward J. Kelly, III, each of whom served as a director during 2006 but have since resigned, had no material relationships with Constellation Energy while members of the Board of Directors and were independent under NYSE listing standards.

In determining that each individual who served as a member of the Board of Directors during 2006, other than Mr. Shattuck, is or was independent, the Board of Directors considered the following relationships, which it determined were immaterial and did not impair any director’s independence:

•

Constellation Energy, through its subsidiaries, has provided gas and electric services in the ordinary course of business during the past three years to Messrs. Becker, Bramble, Crooke, Kelly, Lawless and Sullivan and Dr. Hrabowski and to companies at which Messrs. Becker, Bramble, Kelly and Lawless and Dr. Hrabowski are officers. With respect to the services provided to the companies, the amounts paid by each company did not exceed 2% of such company’s consolidated gross revenues in any of the past three years.

•

Messrs. Brady, Bramble, Crooke, Curtiss, Kelly, Lawless and Sullivan, Dr. Hrabowski and Ms. Martin are non-management directors and trustees of other entities with which Constellation Energy has purchased and/or sold goods and services in the ordinary course of business during the past three years.

•

Messrs. Becker, Brady, Bramble, Crooke, Kelly, Lawless and Sullivan, Dr. Hrabowski and Ms. Martin are directors and/or executive officers of tax-exempt organizations to which Constellation Energy or its affiliates have made contributions during the past three years. These contributions did not exceed 2% of any such organization’s consolidated gross revenues in any of the past three years.

•

A subsidiary of Constellation Energy has paid fees to a law firm, of which Mr. Curtiss is a partner, for legal services rendered in each of the past three years. The amounts paid did not exceed 2% of the law firm’s consolidated gross revenues in any of the past three years and Mr. Curtiss did not have a material direct or indirect interest in the relationship.

CORPORATE GOVERNANCE

The Board of Directors met seven times for regularly scheduled meetings and five times for special meetings in 2006. Each of the directors attended 75% or more of the total number of meetings of the Board of Directors and of any committees on which the director served.

The Board of Directors has adopted a policy which encourages each director to attend the annual meeting of shareholders. Ten of the eleven directors in office as of the date of the 2006 annual meeting of shareholders attended the meeting.

The Board of Directors has the following committees:

Executive Committee: This committee may exercise all of the powers of the Board of Directors, except that it may not authorize dividends or the issuance of stock (except in certain limited circumstances authorized by the Board of Directors), recommend to shareholders any action requiring shareholder approval, amend the bylaws, or approve mergers or share exchanges that do not require shareholder approval. The committee did not meet in 2006. Mr. Shattuck is Chairman, and Messrs. Crooke and Lawless are members.

Audit Committee: This committee oversees Constellation Energy’s auditing, accounting, financial reporting, risk management, corporate compliance and internal control functions as set forth in its charter. The committee also approves the services provided by Constellation Energy’s independent registered public accounting firm, and monitors and evaluates its performance, the fees paid, and the compatibility of the non-audit services provided by the firm with maintaining the firm’s independence. Each member of the committee is an “audit committee financial expert” as that term is defined in the applicable rules of the Securities and Exchange Commission (SEC), and “financially literate” as that term is defined in the listing standards of the NYSE. Mr. Brady currently serves on the audit committees of three other public companies. The Board of Directors has determined that such service does not impair the ability of Mr. Brady to effectively serve on the committee. The committee met eight times in 2006. Mr. Brady is Chairman, and Messrs. Crooke and de Balmann are members.

Committee on Nuclear Power: This committee monitors the performance and safety at Constellation Energy’s nuclear power plants. The committee met seven times in 2006. Mr. Curtiss is Chairman, and Mr. Crooke, Ms. Lampton and Ms. Martin are members.

Compensation Committee: With respect to compensation and benefits matters, this committee is responsible for:

•	reviewing and recommending to the Board of Directors compensation for directors,

•	establishing total compensation for the chief executive officer and other executive officers,

•

reviewing and approving the goals and objectives relevant to the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of those goals and objectives and setting the chief executive officer’s compensation level based on this evaluation,

•	establishing the design of benefit plans in which directors and executive officers participate,

•	establishing and periodically reviewing policies concerning perquisites and fringe benefits for the chief executive officer and other executive officers,

•	approving the terms of any severance, change in control or employment contract for the chief executive officer and other executive officers,

•	reviewing and making recommendations to the Board of Directors with respect to executive incentive compensation plans and equity-based plans, and

•	approving and periodically reviewing director and executive officer stock ownership guidelines.

        This committee also reviews the recommendations of the chief executive officer for candidates for positions as executive officers of Constellation Energy and recommends candidates to the Board of Directors. The committee also oversees succession planning for the chief executive officer and senior management. The committee met four times in 2006. Mr. Lawless is Chairman, and Messrs. Becker and Sullivan, Dr. Hrabowski and Ms. Martin are members. Information on the roles of executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation is provided under Compensation Discussion and Analysis and Director Compensation below.

Nominating and Corporate Governance Committee: This committee considers and recommends to the Board of Directors nominees for election as directors, including nominees recommended by shareholders. It oversees corporate governance, Board of Directors composition, annual evaluations of the Board of Directors and its committees, and committee structure, membership and functions. The committee periodically reviews Constellation Energy’s Corporate Governance Guidelines and Principles of Business Integrity. The committee met three times in 2006. Mr. Sullivan is Chairman, and Messrs. Becker and Lawless, Dr. Hrabowski and Ms. Martin are members.

The Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors under NYSE listing standards, SEC requirements and other applicable laws, rules and regulations.

Constellation Energy maintains on its website, www.constellation.com, copies of the charters of each of the committees of the Board of Directors, as well as copies of its Corporate Governance Guidelines, Principles of Business Integrity, Corporate Compliance Program, Insider Trading Policy and Policy and Procedures with respect to Related Person Transactions. Copies of these documents are also available in print upon request of Constellation Energy’s Corporate Secretary. The Principles of Business Integrity is a code of ethics which applies to all of our directors, officers and employees, including the chief executive officer, chief financial officer and chief accounting officer. Constellation Energy will post any amendments to, or waivers of, the Principles of Business Integrity applicable to its chief executive officer, chief financial officer or chief accounting officer on its website.

In addition, the Board of Directors has designated the Chairman of the Nominating and Corporate Governance Committee to act as its “Lead Director.” In that capacity, the current Chairman, Mr. Sullivan, has the following duties and authority:

•	presiding at all meetings of the Board of Directors where the Chairman of the Board of Directors is not present;

•	serving as a liaison between the Chairman of the Board of Directors and the independent directors;

•	approving information sent to the Board of Directors, and agendas and meeting schedules for Board of Directors meetings;

•	calling meetings of independent directors;

•	chairing executive sessions of the independent members of the Board of Directors; and

•	serving as contact for shareholder complaints (other than auditing/accounting complaints, for which the Chairman of the Audit Committee is the contact for shareholders).

Interested parties may communicate directly with Mr. Sullivan in his capacity as Lead Director by writing to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202, or by calling (877) 248-1476.

NOMINATIONS FOR DIRECTOR

The Board of Directors seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the Board of Directors, Constellation Energy and its shareholders. Annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board of Directors, and recommends to the full Board of Directors the slate of director candidates to be nominated for election at the next annual meeting of shareholders. The Board of Directors has adopted a policy whereby the Nominating and Corporate Governance Committee shall consider the recommendations of shareholders with respect to candidates for election to the Board of Directors and the process and criteria for such candidates shall be the same as those currently used by Constellation Energy or otherwise suggested by the Board of Directors or management for director candidates recommended by the Board of Directors.

Constellation Energy’s Corporate Governance Guidelines, a copy of which is maintained on our website, www.constellation.com, include the following criteria that are to be considered by the Nominating and Corporate Governance Committee and Board of Directors in considering candidates for nomination to the Board of Directors:

•

Experience, including leadership experience in business or administrative activities; breadth of knowledge about issues affecting Constellation Energy and the industries/markets in which it operates; and the ability and willingness to contribute special competencies to Board of Directors activities.

•

Personal attributes, including unquestioned personal integrity; loyalty to Constellation Energy and concern for its success and welfare; willingness to criticize and to apply sound business ethics and independent judgment; awareness of the director’s role in Constellation Energy’s corporate citizenship responsibilities and image; availability for meetings and consultation on Constellation Energy matters; broad contacts with relevant business and political leaders; and willingness to assume broad stewardship responsibility on behalf of all constituents for the management of Constellation Energy.

•

Each Board of Directors member is expected to devote sufficient time to carrying out Board of Directors duties and responsibilities effectively and should be committed to serve on the Board of Directors for an extended period of time.

•

Each Board of Directors member is expected to become a shareholder and have a financial stake in Constellation Energy. In this regard, directors are required to, within five years of the later of (a) October 23, 2004, or (b) their initial appointment as a director of Constellation Energy, own Constellation Energy stock or deferred stock units with a value equal to at least five times the amount of their annual cash retainer for service as a director.

•	Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, sex, sexual orientation, ancestry, national origin or disability.

Each of the nominees for director proposed by the Board of Directors is a current director of Constellation Energy, and, as discussed in Determination of Independence, all of them (other than Mr. Shattuck) have been determined by the Board of Directors to be independent under NYSE listing standards.

A shareholder who wishes to recommend to the Nominating and Corporate Governance Committee a nominee for director for the 2008 annual meeting of shareholders should submit the recommendation in writing to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202 so it is received by January 27, 2008.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted a policy whereby any communications from shareholders of Constellation Energy to the Board of Directors shall be directed to Constellation Energy’s Corporate Secretary, who shall (i) determine whether any of such communications are significant, and promptly forward significant communications to the Board of Directors, and (ii) keep a record of all shareholder communications that the Corporate Secretary deems not to be significant and report such communications to the Board of Directors on a periodic basis, but not less frequently than quarterly.

A Constellation Energy shareholder who wishes to communicate to the Board of Directors may submit such communication in writing to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202, or call (877) 248-1476.

RELATED PERSON TRANSACTIONS

During 2006, there were no related person transactions required to be reported under the applicable rules and regulations of the SEC.

Constellation Energy has adopted a Policy and Procedures with respect to Related Person Transactions, a copy of which is available on Constellation Energy’s website at www.constellation.com. This policy sets forth the review and approval requirements for transactions in which Constellation Energy will be a participant and any Constellation Energy director, director nominee, executive officer, other employee or greater than 5% beneficial owner of Constellation Energy common stock, or any immediate family member or any affiliated entity of such persons, has a direct or indirect interest.

Pursuant to this policy, any proposed transaction that would require disclosure under the SEC’s related person transaction disclosure requirements must be submitted to the Nominating and Corporate Governance Committee for consideration at the next committee meeting, or, if it is not practicable or desirable to wait until the next meeting, to the Chair of the Nominating and Corporate Governance

Committee, who has delegated authority to act between committee meetings. No member of the Nominating and Corporate Governance Committee may participate in any consideration or approval of any related person transaction with respect to which such member or any of such member’s immediate family members is the related person.

The Nominating and Corporate Governance Committee or the Chair may approve only those related person transactions that are in, or are not inconsistent with, the best interests of Constellation Energy and its shareholders, as the Committee or the Chair determines in good faith. In making such a determination, the Nominating and Corporate Governance Committee or the Chair is required to consider all of the relevant facts and circumstances relating to the transaction including, but not limited to, the following:

•	the benefits to Constellation Energy;

•	if the transaction involves a director, a member of the director’s immediate family or entity affiliated with the director, the impact on the director’s independence;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties.

If Constellation Energy becomes aware of an ongoing related person transaction subject to the SEC’s related person transaction disclosure requirements that was not properly approved, it must be submitted to the Nominating and Corporate Governance Committee or the Chair for an evaluation of all the options, including ratification, amendment or termination. If the related person transaction has been completed, the Nominating and Corporate Governance Committee or the Chair must determine if rescission of the transaction is appropriate and request that Constellation Energy’s chief compliance officer determine the reason the transaction was not properly approved and whether any changes to the related person transaction approval policy and procedures are recommended.

The Chair must report to the Nominating and Corporate Governance Committee at the next Committee meeting any approval made by him pursuant to his delegated authority and the Committee must periodically report on its activities pursuant to the policy to the Board of Directors. Annually, the Committee reviews any previously approved related person transactions involving executive officers or directors that remain ongoing to determine if it remains in the best interests of Constellation Energy and its shareholders to continue the transaction.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee of the Board of Directors is to assist the Board of Directors in its oversight of Constellation Energy’s responsibility relating to: (i) the integrity of Constellation Energy’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Constellation Energy’s internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter that was last amended and restated by the Board of Directors in November 2006, a copy of which is available on Constellation Energy’s website at www.constellation.com. Management of Constellation Energy is responsible for the preparation, presentation and integrity of Constellation Energy’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Constellation Energy’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We also have discussed with the independent registered public accounting firm such firm’s audit of management’s assessment of the effectiveness of Constellation Energy’s internal control over financial reporting. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Constellation Energy is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the reports and discussions described in this report, we recommended to the Board of Directors that the audited financial statements be included in Constellation Energy’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

James T. Brady, Chairman	Edward A. Crooke
Yves C. de Balmann

February 23, 2007

STOCK OWNERSHIP

Stock Ownership of Five Percent Beneficial Owners

As of March 16, 2007, to the knowledge of the Board of Directors, the only person beneficially owning more than 5% of Constellation Energy voting securities was:

Name and address of beneficial owner	Title of class	Amount of beneficial ownership	Percent of class
Barclays Global Investors, NA1 45 Fremont Street San Francisco, CA 94105	Common Stock	12,441,281	6.91%

[1]

According to Schedule 13G filed January 23, 2007, Barclays Global Investors, NA has disclosed that as of December 31, 2006, it, together with certain affiliated entities, directly or indirectly, had sole power to direct the vote of 11,069,059 shares and the sole power to direct the disposition of 12,441,281 shares.

Stock Ownership of Directors and Executive Officers

The following table shows as of March 16, 2007, the beneficial ownership of Constellation Energy common stock of each director, the named executive officers of Constellation Energy shown in the 2006 Summary Compensation Table, and all directors and executive officers as a group. If the individual participates in Constellation Energy’s long-term incentive plans, Shareholder Investment Plan or Employee Savings Plan, those shares are included. Each of the individuals listed in the table beneficially owned less than 1% of the outstanding shares of Constellation Energy common stock, except Mr. Shattuck, who beneficially owned approximately 1.1% of the outstanding shares. All directors and executive officers as a group beneficially owned approximately 2.6% of the outstanding shares of Constellation Energy common stock. None of them beneficially owned shares of any other class of our or any of our subsidiaries’ equity securities. The address of each executive officer and director is c/o Constellation Energy Group, Inc., 750 East Pratt Street, Baltimore, Maryland 21202.

Name	Beneficial Ownership (Shares of Common Stock)[1]		Deferred Stock Units[2]
Douglas L. Becker	3,350		9,818
James T. Brady	3,672		5,011
Thomas V. Brooks	722,310	[3]	29,072
Edward A. Crooke	59,776		-0-
James R. Curtiss	3,621		13,099
Felix J. Dawson	105,372	[3]	26,269
Yves C. de Balmann	2,053		7,483
Freeman A. Hrabowski, III	3,664		11,094
Nancy Lampton	12,274	[4]	7,718
Robert J. Lawless	3,350		8,615
Lynn M. Martin	3,200		1,207
George E. Persky	98,803	[3]	26,269
Mayo A. Shattuck III	1,945,199	[3,5]	81,046
E. Follin Smith	553,403	[3]	-0-
Michael D. Sullivan	9,776		5,572
All Directors and Executive Officers as a group (23 individuals)	4,805,473	[3,6]

[1]	Amounts included in the Deferred Stock Units column are not included in this column.
[2]

For non-employee directors, deferred stock units represent the deferral of retainers and restricted stock awards in deferred stock units, as further described in Director Compensation. For executive officers, deferred stock units represent fully vested restricted stock units that provide for the issuance of shares of common stock to the executive officer one or five years after the grant date and are subject to restrictions on transfer until that time.

[3]

Includes the following shares that may be acquired upon exercise of stock options that are exercisable on or within 60 days after March 16, 2007: Mr. Brooks, 528,699 shares; Mr. Dawson, 19,990 shares; Mr. Persky, 14,900 shares; Mr. Shattuck, 1,458,941 shares; Ms. Smith, 404,523 shares; and all directors and executive officers as a group, 3,426,503 shares.

[4]	Includes 5,000 shares held by Hardscuffle, Inc. Ms. Lampton disclaims beneficial ownership of such securities.
[5]	Includes 10,000 shares held by a family foundation of which Mr. Shattuck serves as trustee.
[6]	Includes 180,547 shares held by a non-named executive officer that are pledged as security.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

In this compensation discussion and analysis, we explain our general compensation philosophy for the executives named in the 2006 Summary Compensation Table, our named executive officers, as well as provide an overview and analysis of the different material elements of compensation that we provide our named executive officers. We have organized our discussion and analysis as follows:

•	First, we give a broad overview of our compensation philosophy, the objectives of our compensation program and what our compensation program is designed to reward.

•

Next, we describe each material element of compensation that we pay to our named executive officers, how we selected the various elements and amounts of compensation, and how decisions we make about one element of compensation fit into our overall compensation program and affect decisions regarding other elements of compensation.

Executive Compensation Objectives and Major Policies

Constellation Energy is an energy company that has a nonregulated merchant energy business that includes (1) a generation operation that owns, operates and maintains power plants, (2) a wholesale marketing, risk management and trading operation and (3) an electric and natural gas retail operation. BGE, a regulated electric and gas public utility in central Maryland, is also a subsidiary of Constellation Energy. As a result of the multiple components of our business, we face unique challenges in setting competitive compensation. In addition, certain elements of compensation that make sense for some of our named executive officers are not necessarily the right tools to compensate and motivate other of our named executive officers. Accordingly, while the compensation packages of each of our named executive officers reflect our overall compensation philosophy and objectives, certain components of their compensation reflect that we have multiple business lines.

Our Compensation Committee has designed our overall compensation policies for named executive officers to meet the following objectives:

•	encourage our executives to manage Constellation Energy in the long-term best interests of its shareholders by aligning their interests with our shareholders’ interests;

•	compete for, attract and retain highly motivated employees with outstanding skills who are best suited to drive our success over the long term;

•	maintain strong links between executive compensation and both short-term and long-term performance;

•	reflect the differences among our businesses; and

•	for 2006, retain our named executive officers during the period following the execution in December 2005 of a merger agreement with FPL Group, Inc. (FPL Group).

To accomplish these objectives, the Compensation Committee, taking into account corporate, staff and business unit and individual performance, administers the compensation program so that:

•

a high proportion of our executive officers’ compensation is “at risk” in the form of short-term and long-term incentive opportunities. For example, for 2006, on average more than 90% of our named executive officers’ total direct compensation was at risk.

•

generally speaking, executive base salaries are set at the 50th percentile for comparable positions in the labor pool from which we recruit. Short-term cash incentive awards also are targeted to the 50th percentile in a year of good, but not exceptional, company and individual performance and total cash compensation (i.e., base salary plus short-term incentives) should attain the 75th percentile of the market for superior individual and company performance. We use this approach because it allows Constellation Energy to provide competitive base salaries and short-term incentive awards that incent exceptional performance by virtue of the opportunity for higher incentive payments.

•

as discussed more fully below, long-term incentive award grants are normally designed such that the target total direct compensation (i.e., base salary plus target short-term plus target long-term incentives) is at about the 50th percentile of the market, and generally vest over a period of three years to provide significant retention incentives. Target long-term incentives at the 50th percentile of the market allow Constellation Energy to provide competitive pay with significant upside opportunity for achieving superior performance and enhanced shareholder value.

•

typically a high proportion of each executive officer’s compensation is in the form of stock-based or stock-linked awards, such as stock options, restricted stock and performance units, so as to tie a significant portion of long-term compensation to stock price appreciation realized by all Constellation Energy shareholders.

Material Elements of Compensation

Overview

Constellation Energy administers compensation changes for all employees, including our named executive officers, on an annual basis. Each February, after performance results for the prior year are finalized and publicly announced and the business planning performance targets for the current year are complete, short- and long-term incentive payouts for the prior performance period are determined and base salary changes and long-term incentive grants are approved by the applicable authorized individuals. This administration schedule permits compensation decisions to be made within a reasonable time after disclosure of Constellation Energy’s annual earnings, so that an assessment of business unit and individual contributions to corporate performance can provide alignment of pay with performance. This schedule also facilitates the establishment of short- and long-term performance metrics that are consistent with Constellation Energy’s business plan objectives.

Our Compensation Committee retained Hewitt Associates LLC (Hewitt) to assist in determining both the mix of compensation that we make available to our named executive officers and the amount of each element, taking into account the general goals of our compensation program. Each year our Compensation Committee requests that Hewitt prepare a report of current market trends in executive compensation. For the 2006 compensation administration cycle, management summarized Hewitt’s trend report and presented the summary to the Committee at their October 2005 meeting. A representative of Hewitt attended the meeting, which also included a presentation of management’s preliminary 2006 compensation design recommendations.

Hewitt was retained by the Compensation Committee to benchmark our Chief Executive Officer’s total direct compensation in both 2006 and 2007 to the chief executive officer compensation of the following benchmark groups:

•	a peer group of 11 energy companies;

•

a peer group of 41 companies that represent the market for executive talent across multiple functions and industries (this group was recommended by Hewitt and management and endorsed by the Compensation Committee because it represents well-managed companies in the market for executive talent, and also includes energy companies as well as Baltimore area headquartered companies that are significant sources of talent); and

•	a broad group of over 230 companies in Hewitt’s proprietary database of executive compensation practices.

For each group, Hewitt examined the pattern of compensation practices among the companies and adjusted the benchmark data for the general industry and broad industry groups to reflect the pay level they expected the peer companies to pay if they were Constellation Energy’s revenue size. Data for the energy company peer group was not adjusted because the correlations for that group were not strong enough to support that type of adjustment. In January 2006 and January 2007, the Compensation Committee reviewed Hewitt’s chief executive officer compensation data at the 50th and 75th percentiles for each of the three benchmark groups. A representative of Hewitt presented the reports to the Committee at each meeting. Management also presented to the Committee a summary of its analysis of each of Hewitt’s reports. Compensation decisions for the Chief Executive Officer were made by the Committee at their meetings in February 2006 and February 2007, taking into account the benchmark data as well as their assessment of relevant performance, including the Chief Executive Officer’s self assessment.

Hewitt was also retained by the Compensation Committee in 2007 to benchmark Ms. Smith’s total direct compensation to the Chief Financial Officer and Chief Operating Officer compensation of the same benchmark groups used for Hewitt’s Chief Executive Officer compensation study.

In January 2006 and January 2007, the Chief Executive Officer reviewed survey data for the other named executive officers, and then in February of each year he reviewed the data with the Compensation Committee for use in its deliberations, as follows:

•

For Ms. Smith who serves as Constellation Energy’s Chief Financial Officer and Chief Administrative Officer, the Chief Executive Officer and the Compensation Committee reviewed the Hewitt study data. They also reviewed survey data for top/chief financial officer jobs at companies with at least $10 billion of revenue published by Mercer Human Resource Consulting and Towers Perrin, for a chief financial officer and chief operating officer job published by Hewitt and for a chief operating officer job published by Mercer Human Resource Consulting, Towers Perrin and Hewitt at the 50th and 75th percentiles.

•

With respect to Messrs. Brooks, Dawson and Persky, Constellation Energy Commodities competes for executive talent with firms in the financial services industry. McLagan Partners, Inc. is a leading compensation consulting firm that focuses on the financial services industry. For these three executives, the Chief Executive Officer and the Compensation Committee reviewed data at the 50th and 75th percentiles from McLagan’s Financial Futures and Commodities Survey for the Head of Commodities Business position and McLagan’s Investment Banking Survey for the Head of Investment Banking position. In 2007, they also reviewed data from McLagan’s Fixed Income Sales and Trading Survey for the Overall Head of Fixed Income position. These data sources were used because the survey positions are representative of the duties of our Constellation Energy Commodities executives.

The Chief Executive Officer also assessed applicable company, staff and business unit and individual performance with respect to these other named executive officers. In February 2006 and

2007, the Compensation Committee considered recommendations from the Chief Executive Officer regarding the total compensation for these executive officers.

In 2006, our Compensation Committee faced special challenges in determining compensation for our named executive officers. In December 2005, we entered into a merger agreement with FPL Group. During 2006, the Committee had to establish compensation elements and levels that would retain our key employees during the uncertain transition period prior to and immediately after the completion of the proposed merger. As a result, and as discussed in more detail below, our Committee changed some elements of our named executive officers’ compensation packages in 2006 as compared to 2005 and prior years.

Specific Elements of Compensation

We paid or provided the following elements of compensation to our named executive officers with respect to 2006:

•

Base salaries. To remain competitive for critical talent, while keeping a significant portion of an executive’s overall compensation “at risk,” we linked our base salaries to the 50th percentile of the relevant benchmark. For 2006, each named executive officer’s base pay was at or slightly below the 50th percentile of the applicable market.

•

Short-term incentives. We provided each of our named executive officers with the opportunity to earn an annual cash bonus for 2006 performance under our shareholder-approved Executive Annual Incentive Plan (AIP). These awards are generally intended to qualify as performance based under Section 162(m) of the Internal Revenue Code.

•

In February 2006, our Compensation Committee set bonus target awards for Mr. Shattuck and Ms. Smith at 100% of their respective base salaries with maximum awards of $5,000,000 based on achievement of earnings per share (EPS) goals, as adjusted to eliminate the effects of special items. We believe this view of adjusted EPS is consistent with how our investors view our business, and that adjusted EPS is an appropriate measure for Mr. Shattuck and Ms. Smith based on their company-wide responsibility. Management recommended to the Committee adjusted EPS ranges that are intended to drive performance toward meeting and exceeding Wall Street expectations. The Committee discussed the ranges and approved management’s recommendation.

•

In February 2006, the Committee also established $5,000,000 maximum short-term incentive award opportunities each for Messrs. Brooks, Dawson and Persky based on Constellation Energy’s adjusted earnings per share.

In determining 2006 short-term bonus payouts to the named executive officers at its meeting in February 2007, the Compensation Committee also considered several factors, including the following:

•

The Committee determined that Constellation Energy exceeded the maximum 2006 adjusted EPS metrics approved by the Committee in February 2006 (see 2006 AIP Award in Grants of Plan-Based Awards on page 29) and also exceeded 2006 adjusted earnings per share guidance provided to Wall Street. The Committee further determined that Constellation Energy Commodities demonstrated superior company performance, creating gross margin nearly 50% greater than the prior year.

•	The Committee reviewed compensation market data furnished by Hewitt for Mr. Shattuck and Ms. Smith, as well as published compensation survey data for Ms. Smith and Messrs. Brooks, Dawson and Persky.

•

Mr. Shattuck presented to the Committee his assessment of each other named executive officer’s performance and the Committee members discussed their own assessment of each named executive officer’s performance.

•	The Committee discussed the relative compensation and organizational roles and responsibilities of the named executive officers.

•	In determining a bonus payout amount for Ms. Smith, the Committee considered the terms of her employment agreement.

•	In determining a bonus payout amount and form of payout for Mr. Shattuck, the Committee considered the effect of the payout on the calculation of Mr. Shattuck’s supplemental pension benefit.

•	The Committee considered Hewitt’s assessment of potential bonus payouts for the executive officers.

The bonus payouts approved by the Compensation Committee are reflected in the Non-Equity Incentive Plan Compensation column in the 2006 Summary Compensation Table on page 26 and applicable footnotes and the possible payout ranges at the time of grant are reflected in the Grants of Plan-Based Awards table on page 29.

•

Long-term incentives. Traditionally, we have taken a portfolio approach to designing our long-term incentive programs, whereby multiple types of awards comprise our annual grants. Our named executive officers have been provided the opportunity to earn long-term incentive awards under our shareholder-approved Executive Long-Term Incentive Plan as follows:

•

50% of the total grant value in the form of stock options that reward for shareholder value creation, with delivered value tied solely to Constellation Energy’s equity performance and that provide for clear alignment of the interests of our executives with the interests of our shareholders, and

•

50% of the total grant value in the form of performance units that are tied to Constellation Energy’s relative total shareholder return compared to energy company peers and that are denominated in cash.

We believe that our grant mix of stock options and performance units is representative of the mix prevailing at other companies, which allows Constellation Energy to successfully attract and retain executive talent. These award vehicles provide significant retention value with stock options vesting ratably over a three-year period and performance units that vest at the end of a three-year performance period. These awards are generally intended to qualify as performance-based under Section 162(m) of the Internal Revenue Code.

2004 – 2006 Long-Term Incentive Program. As disclosed in Constellation Energy’s Proxy Statement for the 2005 annual meeting of shareholders, the Compensation Committee previously granted to Messrs. Shattuck and Brooks and Ms. Smith performance units with a performance period that began January 1, 2004 and ended December 31, 2006. These grants are included in the Outstanding Equity Awards at Fiscal Year-End table on page 30. Based on Constellation Energy’s total shareholder return over the three-year period and in accordance with the terms governing the performance units at the time of their grant, maximum performance was achieved and cash payouts were made at the maximum level.

2006 Long-Term Incentive Program. As a result of the proposed merger with FPL Group, our Compensation Committee concluded that it was not appropriate for us to grant stock options and/or performance units in 2006. Instead, given the uncertainties created by the proposed merger, including the risk that the merger might not occur because of regulatory approvals, our Committee believed that it was more appropriate to focus on retaining our key senior executives through the closing of the proposed merger and for one year after closing. Accordingly, in 2006 the Committee approved an award program which provided for target awards payable in cash 25% upon closing of the proposed merger with FPL Group and 75% one year later.

However, the program further provided that if the merger was not completed by March 2007, the awards would be paid based upon meeting Constellation Energy’s 2006 business plan. Specifically, not less than 50% of each such award would be payable in the event Constellation Energy’s 2006 adjusted EPS was at least $3.35 per share and 100% of each such award would be payable in the event Constellation Energy’s 2006 adjusted EPS was at or above $3.50 per share. The Compensation Committee retained the authority to set the award payout percentage between 50% and 100% and to consider additional Constellation Energy performance metrics in determining whether to authorize payment of such awards. To achieve desired retention objectives, any award earned would be payable in cash 25% in March 2007 and 75% in March 2008.

These awards approximate the value our named executive officers would have been entitled to earn if Constellation Energy had awarded long-term incentive awards consistent with past years’ practice, and generally require our named executive officers and other participants to remain employed through the payment date to receive a payout.

Because of the termination of the proposed merger with FPL Group, the award payouts were determined based on meeting Constellation Energy’s 2006 business plan. As a result of Constellation Energy’s 2006 adjusted EPS exceeding $3.50 per share, the Compensation Committee approved payouts to each named executive officer at 100% of the award. In March 2007, 25% of each award was paid to each named executive officer, and the remaining 75% will be paid in March 2008. The award payouts approved by the Committee are reflected in the Non-Equity Incentive Plan Compensation column in the 2006 Summary Compensation Table on page 26 and applicable footnotes and the possible payout ranges at the time of grant are reflected in the Grants of Plan-Based Awards table on page 29.

The long-term incentive compensation program for 2007 is designed consistent with our pre-2006 design (i.e., a combination of stock options and performance units).

•

Supplemental retirement benefits. Constellation Energy sponsors qualified defined benefit employee pension plans that cover most employees, including our named executive officers. In addition, any employee whose pension plan benefit is limited by Internal Revenue Code limitations (including any of our named executive officers) participates in the Benefits Restoration Plan. The purpose of this plan is to provide our named executive officers and other employees who are affected by Internal Revenue Code limitations with the opportunity to receive a pension benefit that bears a comparable ratio to their compensation as is provided to employees whose pensions are not limited by the Internal Revenue Code. This type of plan is prevalent among companies in the general industry and extending participation to our employees enhances the competitiveness of our overall compensation and benefits program.

As described in Pension Benefits beginning on page 33, Constellation Energy also provides Mr. Shattuck and Ms. Smith with additional supplemental retirement benefits that are designed to provide a competitive total compensation and benefits package to a select few executives. No new participants have been admitted to Constellation Energy’s supplemental retirement plan since early 2002. When Mr. Shattuck and Ms. Smith negotiated their initial employment packages with Constellation Energy in 2001, this retirement benefit was critical to induce them to join Constellation Energy. The vesting provisions of the plan also provide a retention mechanism because to be eligible for the retirement benefit, the executive must be at least age 55 with 10 or more years of service at the date of employment termination.

•

Deferred compensation. Constellation Energy sponsors a qualified 401(k) savings plan that covers most employees, including our named executive officers. Constellation Energy also sponsors a Nonqualified Deferred Compensation Plan that provides the opportunity for eligible employees, including our named executive officers, to defer the receipt of certain compensation including base salary and short-term incentives. Under the plan, Constellation Energy matches base salary deferral amounts for salary over the Internal Revenue Service compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under the Constellation Energy qualified 401(k) savings plan. The Nonqualified Deferred Compensation Plan is part of our competitive total compensation and benefits package that helps us attract and retain key talent.

•

Perquisites. Executive perquisites are discussed in the footnotes to the 2006 Summary Compensation Table. The Compensation Committee has provided the named executive officers the perquisites described in the 2006 Summary Compensation Table for a variety of different reasons depending on the perquisite. For example, the Committee believes that minimizing security concerns regarding the safety of the named executive far outweigh the costs of the security-related benefits provided to the executive during non-business time. The Committee also believes, with respect to travel-related expenses, that enhancing the work efficiency of the named executive during personal travel benefits Constellation Energy.

We also believe that the executive perquisites we provide are consistent in form and amount to those offered to executives at similar levels at companies with whom we compete for talent.

•

Employment, severance and other agreements. Constellation Energy has entered into change in control severance agreements with Messrs. Shattuck and Brooks and Ms. Smith. The purpose of these agreements is to ensure our executives will always work in the best interests of shareholders even if the executive knows that he or she may lose his or her job following a major corporate transaction. As explained further in Potential Post-Employment Payments beginning on page 36, in general, if an executive’s employment is terminated following a change in control transaction, he or she receives compensation and benefits essentially as if he or she had worked for an additional three years. The change in control events that trigger benefits and the benefit levels under the agreements are routinely benchmarked by Constellation Energy and most recently were updated in December 2005 and reviewed at that time by the Compensation Committee’s independent legal counsel.

In December 2005, Constellation Energy and Mr. Shattuck entered into an employment agreement relating to his employment by Constellation Energy following the consummation of the merger with FPL Group. Mr. Shattuck had not previously had an employment agreement with Constellation Energy. The employment agreement was requested by Constellation Energy to ensure that Mr. Shattuck would remain with the combined company following completion of the merger, so that it would continue to have the benefit of his expertise. When the merger was terminated in October 2006, the employment agreement automatically terminated.

In July 2004, at Ms. Smith’s request, Constellation Energy entered into an employment agreement with her. The Compensation Committee believed that the employment agreement was in Constellation Energy’s best interest because we have been able to retain the benefits of her expertise. The employment agreement is for an initial term of three years. Each July 1, beginning July 1, 2005, the agreement is extended automatically for an additional one year unless one party provides written notice to the other not to so extend. Under the terms of the agreement, Ms. Smith serves as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Constellation Energy at a minimum annual base salary of $500,000. During the term of the agreement, Ms. Smith’s short-term incentive opportunity target will be 100% of annual base salary, with a minimum short-term incentive opportunity of 0% of annual base salary and a maximum short-term incentive opportunity to 300% of annual base salary, based on Constellation Energy and individual performance. The agreement also provides for an annual grant of a long-term incentive opportunity with a value at grant of $1,000,000 and an annual grant of service-based restricted stock with a value of $500,000 with three-year ratable vesting. In the event of termination of Ms. Smith’s employment by Constellation Energy without cause or Ms. Smith’s resignation from employment with Constellation Energy for good reason, Ms. Smith will receive (a) the portion of her annual base salary that has been earned but not yet paid, (b) a pro-rated short-term incentive award paid at target, (c) a lump sum cash payment of $4,500,000, (d) accelerated vesting of non-performance-based equity awards, (e) payment of any performance-based equity award earned by Ms. Smith under a long-term incentive plan based on Constellation Energy’s performance when such awards are payable to other participants and (f) health and dental benefits under Constellation Energy’s employee plans or substantially equivalent benefits for the remainder of the then current term of the employment agreement or, if later, two years from the date of termination. Ms. Smith is required to release Constellation Energy and its subsidiaries from legal claims as a condition to receiving the benefits.

•

Other benefits. In addition to the material elements of compensation described above, each of our named executive officers also participates in health and welfare plans on terms and conditions substantially similar to those applicable to our other employees, including retiree medical coverage for our named executive officers who meet the criteria set forth in the applicable plans.

Stock Ownership and Hedging Policy

To more closely align the interests of our named executive officers with our shareholders, we require our named executive officers to acquire and hold Constellation Energy stock with a value equal to established multiples of base salary:

• Chief Executive Officer	7 times base salary
• Chief Financial Officer	5 times base salary

Under the guidelines, Messrs. Brooks, Dawson and Persky are required to acquire holdings of Constellation Energy stock with a value equal to the average of their base salary plus short-term incentive awards plus long-term incentive awards over the prior three years. Because the base pay for these executives represents a smaller percentage of their total compensation than our other executives, their ownership requirement also takes into account their incentive awards. Executives have until December 31, 2008 (the end of the fifth calendar year after the date the stock ownership requirements were implemented) to achieve applicable ownership levels.

Each named executive officer is in compliance with the stock ownership requirements.

Under Constellation Energy’s Insider Trading Policy, employees including named executive officers are prohibited from selling securities of Constellation Energy “short” and from transacting in options, warrants, puts and calls or similar instruments on Constellation Energy’s securities.

Tax Policies

Policy concerning $1 million deduction limitation. Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual tax deduction for compensation paid to named executive officers, unless paid pursuant to a performance-based shareholder approved plan. We intend that most of the total direct compensation payable to the named executive officers (base salary, short term incentive and long term incentive) be deductible by Constellation Energy and much of the other compensation, such as the supplemental retirement plan, be paid at a time when not subject to the limitations of Section 162(m). While the Compensation Committee’s general intent is to design and administer the executive compensation programs in a manner that will preserve the deductibility of compensation payments to executive officers, the Committee may award or pay some elements of compensation that are not deductible by reason of Section 162(m) in order to achieve its desired compensation objectives.

Policy concerning additional tax on nonqualified deferred compensation plan benefits. Constellation Energy’s compensation and benefit plans and arrangements have been designed and administered with the objective of not triggering the additional tax under Section 409A of the Internal Revenue Code.

2006 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)[2] (e)	Option Awards ($)[3] (f)	Non-Equity Incentive Plan Compensation ($)[4] (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5] (h)	All Other Compensation ($)[6] (i)	Total ($) (j)
Mayo A. Shattuck III	2006	1,000,000	—	7,252,948	760,032	10,800,000	—	245,689	20,058,669	[1]
Chairman, President and Chief Executive Officer, Constellation Energy
E. Follin Smith Executive Vice President, Chief Financial Officer and Chief Administrative Officer, Constellation Energy	2006	560,577	—	1,875,065	388,575	4,500,000	980,300	64,307	8,368,824
Thomas V. Brooks Executive Vice President, Constellation Energy	2006	250,000	—	2,102,423	430,891	6,000,000	873,200	25,235	9,681,749
Felix J. Dawson Co-President and Chief Executive Officer, Constellation Energy Commodities Group, Inc. and Senior Vice President, Constellation Energy	2006	240,385	—	1,105,630	3,704	7,800,000	23,900	31,988	9,205,607
George E. Persky Co-President and Chief Executive Officer, Constellation Energy Commodities Group, Inc. and Senior Vice President, Constellation Energy	2006	235,578	—	1,105,630	3,704	7,825,000	24,600	30,320	9,224,832

Notes to 2006 Summary Compensation Table:

[1]

Under Constellation Energy’s executive compensation programs, Mr. Shattuck’s total compensation for 2006 was $14,045,689, which consisted of 2006 base salary, 2006 annual incentive award payout (including fully vested stock units described in footnote 2), 2006 long-term incentive award grant, and the amount under the All Other Compensation column.

[2]

This column reflects the stock awards expense taken in 2006 in accordance with FAS 123R and as reported in Note 14 of Constellation Energy’s 2006 Form 10-K, but assuming no forfeitures. The table below summarizes, by year of grant, the 2006 expense amounts reported in the Stock Awards column for each named executive officer:

	Stock Awards 2006 Expense by Year of Grant ($)
Name	2002	2003	2004	2005	2006	2007		Total
M.A. Shattuck III	266,650	—	2,564,384	2,421,914	—	2,000,000	*	7,252,948
E.F. Smith	—	37,903	703,549	878,977	254,636	—		1,875,065
T.V. Brooks	—	11,834	961,643	1,128,946	—	—		2,102,423
F.J. Dawson	—	7,576	451,389	646,665	—	—		1,105,630
G.E. Persky	—	7,576	451,389	646,665	—	—		1,105,630

*	In February 2007, the Compensation Committee awarded Mr. Shattuck $2,000,000 of fully vested stock units that are subject to transfer restriction until February 2008 in order to recognize 2006 performance.

[3]

There were no options granted in 2006. This column reflects the option awards expense taken in 2006 in accordance with FAS 123R and as reported in Note 14 of Constellation Energy’s 2006 Form 10-K, but assuming no forfeitures. The table below summarizes, by year of grant, the 2006 expense amounts reported in the Option Awards column for each named executive officer:

	Option Awards 2006 Expense by Year of Grant ($)
Name	2003	2004	2005	2006	Total
M.A. Shattuck III	—	273,736	486,296	—	760,032
E.F. Smith	15,753	68,438	304,384	—	388,575
T.V. Brooks	23,865	102,642	304,384	—	430,891
F.J. Dawson	3,704	—	—	—	3,704
G.E. Persky	3,704	—	—	—	3,704

[4]

The amounts in the Non-Equity Incentive Plan Compensation column include the short-term incentive bonus paid under the AIP for the 2006 performance year and the 2006 long-term incentive award paid at target for achievement of the 2006 business plan. 25% of the long-term incentive award was paid in March 2007 and the remaining 75% will be paid in March 2008. These awards and the performance criteria are discussed in more detail in the Grants of Plan-Based Awards Table. A breakdown of the amounts follows:

Name	2006 Annual Incentive Plan Award ($)	2006 Long- Term Incentive Award ($)	Total ($)
M.A. Shattuck III	3,000,000	7,800,000	10,800,000
E.F. Smith	2,000,000	2,500,000	4,500,000
T.V. Brooks	3,000,000	3,000,000	6,000,000
F.J. Dawson	5,000,000	2,800,000	7,800,000
G.E. Persky	5,000,000	2,825,000	7,825,000

[5]

Includes the annual change in the value of benefits under qualified and nonqualified pension plans. Mr. Shattuck’s pension value decreased by $964,100 due to a 50 basis point increase in the discount rate used to calculate the present value of accumulated pension benefits from December 31, 2005 to December 31, 2006.

[6]	Represents Constellation Energy’s matching contributions under its savings and nonqualified deferred compensation plans and perquisites and related tax gross-up. A breakdown of the amounts follows:

Name	Company Matching Contributions ($)	Long- Term Disability Plan Premium ($)[7]	Perquisites and Tax Gross-Up ($)[8]		Total ($)
M.A. Shattuck III	30,323	1,022	214,344	[9]	245,689
E.F. Smith	16,989	1,022	46,296	[10]	64,307
T.V. Brooks	—	1,022	24,213	[11]	25,235
F.J. Dawson	6,635	1,022	24,331	[12]	31,988
G.E. Persky	6,618	1,022	22,680	[13]	30,320

[7]	Constellation Energy’s payment to the executive for the premium cost of long-term disability coverage under the standard employee plan.
[8]	Methodology used to calculate perquisite incremental costs follows:

Private transportation. A per hour cost of Constellation Energy employed drivers is calculated by taking the total driver compensation and dividing by the total hours worked in the year. The incremental cost for the executive’s personal use is determined by multiplying the total hours of personal trip time by the per hour cost. Incremental cost for third-party contract drivers is the total amount paid by Constellation Energy.

Aircraft. Constellation Energy owns a fractional interest in aircraft operated by a third party which are used for business travel by executives. The aircraft were available for a total of 245 hours during 2006. A per passenger cost for each trip is calculated by taking the total of the variable aircraft costs (i.e., hourly aircraft charge, fuel charge, domestic segment fee and federal excise taxes) divided by the number of passengers.

Matching gifts. Constellation Energy matches gifts of up to $10,000 made by the named executive officer to accredited higher education institutions and charitable organizations.

All other perquisites. The total actual cost to Constellation Energy is reflected as incremental cost.

[9]

Includes the aggregate incremental cost to Constellation Energy for personal use of private transportation, spouse travel and meals and $133,010 for use of aircraft to attend business meetings deemed to be beneficial to the performance of Mr. Shattuck’s role as Chief Executive Officer of Constellation Energy (Mr. Shattuck does not use the aircraft for any personal purposes). Includes the actual cost to Constellation Energy for matching gifts, financial planning, home security system, automobile allowance, parking, physical examination, and incidental entertainment at Constellation Energy sponsored events. Includes $9,826 of gross-up on taxable earnings for spouse travel, incidental entertainment at Constellation Energy sponsored events, and financial planning.

[10]

Includes the aggregate incremental cost to Constellation Energy for personal use of private transportation and spouse travel and meals. Includes the actual cost to Constellation Energy for matching gifts, financial planning, home security system, automobile allowance, parking, physical examination, and incidental entertainment at Constellation Energy sponsored events. Includes $3,322 of gross-up on taxable earnings for spouse travel, incidental entertainment at Constellation Energy sponsored events, home security, and financial planning.

[11]

Includes the aggregate incremental cost to Constellation Energy for personal use of private transportation. Includes the actual cost to Constellation Energy for matching gifts, home security system, automobile allowance, and parking. Includes $721 of gross-up on taxable earnings for home security system.

[12]

Includes the aggregate incremental cost to Constellation Energy for personal use of private transportation and spouse travel and meals. Includes the actual cost to Constellation Energy for matching gifts, automobile allowance, parking, and incidental entertainment at Constellation Energy sponsored events. Includes $789 of gross-up on taxable earnings for spouse travel and incidental entertainment at Constellation Energy sponsored events.

[13]	Includes the actual cost to Constellation Energy for matching gifts, home security system, automobile allowance, and parking. Includes $2,434 of gross-up on taxable earnings for home security system.

Grants of Plan-Based Awards

During 2006, Constellation Energy did not grant any equity awards to the named executive officers under Constellation Energy’s long-term incentive plans. The following table sets forth the range of future payouts pursuant to cash-based awards granted in 2006.

2006 AIP Award

As described in Compensation Discussion and Analysis, bonus target awards for Mr. Shattuck and Ms. Smith are calculated as a percent of base salary. Threshold payout is 50% of the bonus target award and the maximum award opportunity is $5 million. Actual payout is based on achievement of certain adjusted EPS goals. Our 2006 adjusted EPS goals under the plan were: $3.28 for threshold payout, $3.50 for target payout and $3.83 for maximum payout. Messrs. Brooks, Dawson and Persky do not have bonus target awards, but do have a maximum award opportunity of $5 million based on adjusted EPS.

2006 Long-Term Incentive Award

As described in Compensation Discussion and Analysis, as a result of the proposed merger with FPL Group, the Compensation Committee approved a cash award program which provided for payment based upon Constellation Energy meeting its 2006 business plan. The 2006 business plan was met and therefore 100% payout of each award was authorized.

	2006 Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)		(j)	(k)	(l)
M.A. Shattuck III		500,000	1,000,000	5,000,000	[1]	—	—	—
		3,900,000	7,800,000	7,800,000	[2]
E.F. Smith		287,500	575,000	5,000,000	[1]	—	—	—	8,556	[3]			500,000
		1,250,000	2,500,000	2,500,000	[2]
T.V. Brooks		—	3,000,000	5,000,000	[1]	—	—	—
		1,500,000	3,000,000	3,000,000	[2]
F.J. Dawson		—	5,000,000	5,000,000	[1]	—	—	—
		1,400,000	2,800,000	2,800,000	[2]
G.E. Persky		—	5,000,000	5,000,000	[1]	—	—	—
		1,412,500	2,825,000	2,825,000	[2]

Notes to 2006 Grants of Plan-Based Awards Table:

[1]

Reflects possible payout range of 2006 AIP awards. Amounts in the Maximum column reflect the individual maximum award permitted pursuant to the terms of the shareholder approved AIP. Actual award payments were made in March 2007 and are reported in the Non-Equity Incentive Plan Compensation column of the 2006 Summary Compensation Table. Since Messrs. Brooks, Dawson and Persky do not have target awards, their actual 2006 award is reported in the Target column.

[2]	Reflects possible payout range of 2006 Long-Term Incentive awards. As described in Compensation Discussion and Analysis, 25% of target award was paid in March 2007 and 75% of target award will be paid in March 2008. Total payout is reported in the Non-Equity Incentive Plan Compensation column of the 2006 Summary Compensation Table. There is no possible acceleration of the award payouts and any future payout is forfeitable only upon voluntary employment termination or termination for cause.

[3]

Represents shares of service-based restricted stock granted to Ms. Smith on February 23, 2006 pursuant to her employment agreement which is discussed in Compensation Discussion and Analysis. Shares are valued at the fair market value at February 23, 2006 ($58.44 closing price per share). Shares vest in three equal annual installments beginning February 23, 2007. Dividends on unvested shares are accumulated and used to purchase additional shares. Pursuant to her employment agreement, if Ms. Smith is terminated by Constellation Energy other than for cause, the unvested shares will vest on a pro rata basis using the number of days through the termination date divided by the total days in the restriction period. Upon a qualifying termination following a change in control transaction, shares will fully vest and be paid out in cash as described in Potential Post-Employment Payments beginning on page 36.

Outstanding Equity Awards at Fiscal Year-End

The market values in the table below are based on the closing market price of Constellation Energy common stock on December 31, 2006 of $68.87 per share.

	Outstanding Equity Awards at December 31, 2006
	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: # Exercisable (b)		Number of Securities Underlying Unexercised Options: # Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)		Market Value of Shares or Units of Stock that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[1] (i)	Equity Incentive Plan Awards: Market Value of Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[1] (j)
M.A. Shattuck III	92,386	[2]	92,387	[2]	—	39.63	02/26/14	104,182	[7]	7,175,014	4,550,000	4,550,000
	111,404	[3]	222,806	[3]	—	50.96	02/24/15
	975,487	[4]	—		—	58.33	02/05/12
	75,874	[4]	—		—	58.33	02/26/14
E.F. Smith	21,113	[5]	—		—	28.81	05/02/13	20,075	[8]	1,382,565	1,250,000	1,250,000
	23,096	[2]	23,097	[2]	—	39.63	02/26/14
	32,767	[3]	65,533	[3]	—	50.96	02/24/15
	46,759	[4]	—		—	58.33	11/12/11
	141,067	[4]	—		—	58.33	02/05/12
	35,939	[4]	—		—	58.33	05/24/12
	29,301	[4]	—		—	58.33	05/02/13
	18,618	[4]	—		—	58.33	02/26/14
T.V. Brooks	31,983	[5]	—		—	28.81	05/02/13	45,991	[9]	3,167,400	1,500,000	1,500,000
	34,643	[2]	34,643	[2]	—	39.63	02/26/14
	32,767	[3]	65,533	[3]	—	50.96	02/24/15
	102,330	[4]	—		—	58.33	11/12/11
	185,198	[4]	—		—	58.33	05/24/12
	45,918	[4]	—		—	58.33	05/02/13
	28,451	[4]	—		—	58.33	02/26/14
F.J. Dawson	5,000	[6]	—		—	25.08	11/12/11	59,144	[10]	4,073,247	—	—
	14,900	[5]	—		—	28.81	05/02/13
G.E. Persky	14,900	[5]	—		—	28.81	05/02/13	59,144	[10]	4,073,247	—	—

Notes to Outstanding Equity Awards Table:

[1]

Represents the target awards of performance units (each unit is worth $1) that were made for the three-year performance periods that began January 1, 2004 and January 1, 2005 pursuant to Constellation Energy’s Executive Long-Term Incentive Plan. Grant values were for Mr. Shattuck: 2004 – $2,000,000 and 2005 – $2,550,000; for Ms. Smith: 2004 – $500,000 and 2005 – $750,000; and for Mr. Brooks: 2004 – $750,000 and 2005 – $750,000. The performance units are paid out only if Constellation Energy meets performance objectives established by the Compensation Committee. The primary performance criterion is three-year total shareholder return (TSR) relative to investment grade large- and mid-cap companies in the combined Dow Jones Electricity and Multiutilities Indexes. If Constellation Energy’s TSR is below a minimum threshold during the performance period, then Constellation Energy’s TSR will be measured against the TSR of investment grade companies in the S&P 500 Index. Actual 2004-2006 TSR indicated a maximum payout of 200% of target grant amounts and the performance units were paid 100% in cash in March 2007.

[2]

Represents unexercised options granted on February 26, 2004 pursuant to Constellation Energy’s Executive Long-Term Incentive Plan with an exercise price equal to the fair market value of Constellation Energy common stock on the date of grant ($39.63 average of high and low price per share for Constellation Energy common stock on February 26, 2004). The option grant vests and becomes exercisable in three equal annual installments beginning on February 26, 2005. See Potential Post-Employment Payments beginning on page 36 for a description of the treatment of these options in the event that employment is terminated.

[3]

Represents unexercised options granted on February 24, 2005 pursuant to Constellation Energy’s Executive Long-Term Incentive Plan with an exercise price equal to the fair market value of Constellation Energy common stock on the date of grant ($50.96 average of high and low price per share for Constellation Energy common stock on February 24, 2005). The option grant vests and becomes exercisable in three equal annual installments beginning on February 24, 2006. See Potential Post-Employment Payments beginning on page 36 for a description of the treatment of these options in the event that employment is terminated.

[4]

Represents unexercised replacement options granted on December 21, 2005 with an exercise price equal to the fair market value of Constellation Energy’s common stock on the date of grant ($58.33, average of high and low price per share on grant date) following the exercise of all vested options held by such executive officers at the request of the Compensation Committee for the purposes of minimizing the potential amount of excise taxes and tax gross-up payable by Constellation Energy on behalf of the executive officers pursuant to Section 4999 of the Internal Revenue Code. The number of replacement options is equal to the actual options exercised, less the number of shares of common stock actually delivered to the executive officer net of tax withholding. The replacement options were fully vested at grant and retained the expiration date of the options they replaced.

[5]

Represents unexercised options granted on May 2, 2003 pursuant to Constellation Energy’s Executive Long-Term Incentive Plan with an exercise price equal to the fair market value of Constellation Energy common stock on the date of grant ($28.81 average of high and low price per share for Constellation Energy common stock on May 2, 2003). Options were fully vested as of May 2, 2006.

[6]

Represents unexercised options granted on November 12, 2001 pursuant to Constellation Energy’s Senior Manager Long-Term Incentive Plan with an exercise price equal to the fair market value of Constellation Energy common stock on the date of grant ($25.08 average of high and low price per share for Constellation Energy common stock on November 12, 2001). Options were fully vested as of November 12, 2004.
[7]

Represents 50,000 shares of service-based restricted stock granted on January 2, 2002 which vested on January 2, 2007 and 54,182 fully vested stock units that are subject to transfer restriction until February 2009.

[8]

Represents the following: (i) 4,515 shares of service-based restricted stock granted on February 26, 2004 (including reinvested dividend shares) – all of these shares were vested as of February 26, 2007; (ii) 6,831 shares of service-based restricted stock granted on February 24, 2005 (including reinvested dividend shares) – 3,415 of these shares were vested as of February 24, 2007 and the remaining shares will vest on February 24, 2008; and (iii) 8,729 shares of service-based restricted stock granted on February 23, 2006 (including reinvested dividend shares) – 2,909 of these shares were vested as of February 23, 2007 and the remaining shares will vest ratably on February 23, 2008 and February 23, 2009.

[9]

Represents the following: (i) 17,077 shares of service-based restricted stock granted on February 24, 2005 (including reinvested dividend shares) – 8,538 of these shares were vested as of February 24, 2007 and the remaining shares will vest on February 24, 2008; (ii) 13,545 fully vested stock units that are subject to transfer restriction until February 26, 2009; and (iii) 15,369 fully vested stock units that are subject to transfer restriction until February 24, 2010.

[10]

Represents the following: (i) 23,160 shares of service-based restricted stock granted on June 1, 2004 (including reinvested dividend shares) – all of these shares will be vested as of June 1, 2007; (ii) 26,503 shares of service-based restricted stock granted on February 24, 2005 (including reinvested dividend shares) – 13,251 of these shares were vested as of February 24, 2007 and the remaining shares will vest on February 24, 2008; and (iii) 9,481 fully vested stock units that are subject to transfer restriction until February 26, 2009.

Option Exercises and Stock Vested

The following table provides information regarding amounts realized by each named executive officer due to the vesting or exercise of equity compensation during the year.

	Option Exercises and Stock Vested in 2006
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise(#) (b)	Value Realized on Exercise($) (c)	Number of Shares Acquired on Vesting(#) (d)		Value Realized on Vesting($) (e)
M.A. Shattuck III	—	—	—		—
E.F. Smith	—	—	17,173	[1]	971,954	[1]
T.V. Brooks	—	—	11,304	[2]	651,263	[2]
F.J. Dawson	—	—	37,722	[3]	2,066,626	[3]
G.E. Persky	—	—	37,722	[3]	2,066,626	[3]

Notes to Option Exercises and Stock Vested in 2006 Table (all values are based on the closing price per share of Constellation Energy common stock on the vesting date):

[1]

Represents the following: (i) 3,348 shares of service-based restricted stock (including reinvested dividend shares) that vested on February 24, 2006 (the shares were valued at $58.53); (ii) 4,425 shares of service-based restricted stock (including reinvested dividend shares) that vested on February 26, 2006 (the shares were valued at $58.53); and (iii) 9,400 shares of service-based restricted stock (including reinvested dividend shares) that vested on May 2, 2006 (the shares were valued at $55.00).
[2]

Represents the following: (i) 8,369 shares of service-based restricted stock (including reinvested dividend shares) that vested on February 24, 2006 (the shares were valued at $58.53); and (ii) 2,935 shares of service-based restricted stock (including reinvested dividend shares) that vested on May 2, 2006 (the shares were valued at $55.00).

[3]

Represents the following: (i) 12,989 shares of service-based restricted stock (including reinvested dividend shares) that vested on February 24, 2006 (the shares were valued at $58.53); (ii) 1,879 shares of service-based restricted stock (including reinvested dividend shares) that vested on May 2, 2006 (the shares were valued at $55.00); and (iii) 22,854 shares of service-based restricted stock (including reinvested dividend shares) that vested on June 1, 2006 (the shares were valued at $52.64).

Pension Benefits

Pension Equity Plan

The Pension Equity Plan is a tax qualified employee pension plan under which a lump sum benefit amount is computed based on covered earnings multiplied by a total credit percentage. Covered earnings are equal to the average of the highest three of the last five years’ base pay plus annual incentive, but covered earnings may not exceed the Internal Revenue Service compensation limitations. The total service credit percentage is equal to the sum of the credit percentages based on the following formula – 5% per year of service through age 39, 10% per year of service from age 40 to age 49, and 15% per year of service after age 49. No benefits are available under the Pension Equity Plan until a participant has at least five years of service. Benefits payable under the Pension Equity Plan are paid in periodic installments unless a participant elects a lump sum.

Benefits Restoration Plan

The Benefits Restoration Plan is a nonqualified employee pension plan. Benefits under the Benefits Restoration Plan accrue in accordance with the benefit formula of the Pension Equity Plan, but without regard to Internal Revenue Service compensation limitations. No benefits are available until a participant has at least five years of service. For Messrs. Dawson and Persky, the annual incentive included in covered earnings is capped at $200,000. Lump sum benefits under the Benefits Restoration Plan will be offset by the benefits under the Pension Equity Plan, but will not be offset by Social Security.

As of December 31, 2006, Messrs. Brooks, Dawson, Persky and Shattuck and Ms. Smith were eligible to receive benefits under the Benefits Restoration Plan. If Mr. Shattuck or Ms. Smith terminate employment for any reason after five years of service, but prior to meeting the eligibility requirements for benefits under the Senior Executive Supplemental Plan that is described below (i.e., before reaching age 55 with 10 or more years of vesting service or experiencing an entitlement event), they would be eligible to receive benefits under the Benefits Restoration Plan calculated in the manner described above. As of December 31, 2006, Mr. Shattuck’s Benefits Restoration Plan accrued benefit was $2,655,200 and Ms. Smith’s Benefits Restoration Plan accrued benefit was $936,300; accrued benefits for each are included in the “Supplemental Plan” amounts shown in the Pension Benefits table below. Accrued benefits under the Benefits Restoration Plan for Messrs. Brooks, Dawson and Persky are reported in the Pension Benefits table.

Senior Executive Supplemental Plan

Mr. Shattuck and Ms. Smith participate in the Senior Executive Supplemental Plan (Supplemental Plan) which is a nonqualified employee pension plan. Under the Supplemental Plan, a participant must be at least age 55 with 10 or more years of vesting service to retire and be entitled to benefits. A participant who experiences an entitlement event is also eligible for benefits. Once a participant becomes entitled to benefits under the Supplemental Plan, benefits are in lieu of any benefits under the Benefits Restoration Plan. Benefits paid upon retirement before age 62 are reduced for early receipt. Mr. Shattuck’s normal retirement annuity benefit under the Supplemental Plan, which is available at age 62 with five or more years of vesting service, will be computed at 60% of covered earnings. At December 31, 2006, based on his current age of 52 and five years and two months of vesting service, Mr. Shattuck was not eligible for benefits under the Supplemental Plan as he did not meet the age and service requirements.

Normal retirement annuity benefits available under the Supplemental Plan at age 62 for Ms. Smith accrue at 5.5% per year of benefit service, up to a maximum annuity benefit of 55% of covered earnings. At December 31, 2006, based on her current age of 47 and five years and seven months of vesting service, Ms. Smith was not eligible to receive benefits under the Supplemental Plan as she did not meet the age and service requirements.

Covered earnings are equal to the average of the highest two of the last five years’ base pay amounts plus the average of the highest two of the last five years’ annual incentive award amounts and are determined without regard to the Internal Revenue Service compensation limitations. Benefits payable under the Supplemental Plan are paid in periodic installments unless a participant elects a lump sum. Plan participants are entitled to a 50% survivor annuity benefit at no cost. The benefits computed under the Supplemental Plan are offset by benefits under the Pension Equity Plan, but are not offset by Social Security.

Vesting of accrued benefits under the Supplemental Plan accelerates when any of the following events occur: employment termination, demotion or loss of benefit eligibility without cause; a change of control of Constellation Energy followed within two years by the executive’s demotion, employment termination or loss of benefit eligibility; or reduction of previously accrued benefits. As a result of such accelerated vesting, the executive would be entitled to a lump sum payout of the vested amount from the Supplemental Plan after employment termination as described in Potential Post-Employment Payments beginning on page 36.

The table below sets forth the present value of accumulated benefits as of December 31, 2006 for each of the named executive officers under the plans described above. As of December 31, 2006, Mr. Shattuck and Ms. Smith were not vested in the Supplemental Plan.

	Pension Benefits
Name (a)	Plan Name (b)	Number of Years of Credited Services(#)[1] (c)	Present Value of Accumulated Benefit($)[2] (d)	Payments During Last Fiscal Year($) (e)
M.A. Shattuck III	Pension Equity Plan Supplemental Plan	5.2	141,100 21,897,400	—

	Total		22,038,500
E.F. Smith	Pension Equity Plan Supplemental Plan	5.6	118,200 4,149,100	—

	Total		4,267,300
T.V. Brooks	Pension Equity Plan Benefits Restoration Plan	5.8	114,800 2,130,300	—

	Total		2,244,100
F.J. Dawson	Pension Equity Plan Benefits Restoration Plan	5.8	60,900 58,000	—

	Total		118,900
G.E. Persky	Pension Equity Plan Benefits Restoration Plan	5.8	60,900 52,800	—

	Total		113,700

Notes to Pension Benefits Table:

[1]	For all named executive officers, credited service is equal to actual years of service with Constellation Energy.
[2]

The present value of Mr. Shattuck’s and Ms. Smith’s Supplemental Plan benefits were calculated by converting an annuity payable at age 62 (earliest retirement age without reduction to benefit) to a lump sum as of December 31, 2006 using the same assumptions described in Note 7 of Constellation Energy’s 2006 Form 10-K which includes a discount rate of 6.0% and the applicable mortality table pursuant to Internal Revenue Service Revenue Ruling 2001-62. The Pension Equity Plan and Benefits Restoration Plan benefits are computed as lump sums that are immediately payable and there is no discounting required. However, since the Supplemental Plan benefits are offset for benefits payable from the Pension Equity Plan, Mr. Shattuck’s and Ms. Smith’s Pension Equity Plan lump sum amounts were projected to age 62 using 4% interest (pursuant to the Pension Equity Plan) and then converted to an annuity using a discount rate of 6.0%.

Nonqualified Deferred Compensation

Constellation Energy sponsors the Nonqualified Deferred Compensation Plan that provides the opportunity for eligible employees, including the named executive officers, to defer certain compensation including base salary and annual incentive awards. Under the Plan, eligible employees may defer up to 15% of base salary below the Internal Revenue Service compensation limit (applicable to qualified employee 401(k) plans), up to 85% of base salary above the Internal Revenue Service compensation limit and up to 100% of annual incentives. Under the plan, Constellation Energy matches base salary deferral amounts for salary over the Internal Revenue Service compensation limit using the same matching formula as under the Constellation Energy qualified 401(k) savings plan (match of 50% up to the first 6% of employee salary deferral).

Nonqualified Deferred Compensation Plan participants may elect to invest their plan account balances in investment options that substantially mirror the qualified employee 401(k) plan options. However, unlike the 401(k) plan, there is no option to invest in Constellation Energy common stock in the Nonqualified Deferred Compensation Plan.

Plan participants do not pay income taxes on amounts deferred, company contributions, or earnings thereon, until those amounts are distributed from the Nonqualified Deferred Compensation Plan. A participant’s benefits under the Nonqualified Deferred Compensation Plan always are fully vested and are payable after employment termination. Benefits are paid in a lump sum unless a participant elects annual installments.

The named executive officers’ Nonqualified Deferred Compensation Plan accounts are summarized below:

	Nonqualified Deferred Compensation
Name (a)	Executive Contributions in Last Fiscal Year($)[1] (b)	Company Contributions in Last Fiscal Year($)[2] (c)	Aggregate Earnings in Last Fiscal Year($) (d)	Aggregate Withdrawals/ Distributions During 2006($) (e)	Aggregate Balance as of 12/31/2006($)[3] (f)
M.A. Shattuck III	46,800	23,400	670,913	—	6,175,625
E.F. Smith	70,435	10,217	86,772	—	669,991
T.V.Brooks	—	—	—	—	—
F.J. Dawson	—	—	58,117	—	426,358
G.E. Persky	—	—	—	—	—

Notes to 2006 Nonqualified Deferred Compensation Table:

[1]

For Mr. Shattuck, the total amount of executive contributions is reflected in the Salary column of the 2006 Summary Compensation Table. For Ms. Smith, $20,435 is reflected in the Salary column of the 2006 Summary Compensation Table and $50,000 was reported in the Bonus column of the 2005 Summary Compensation Table.

[2]	Company contributions are also included in the Company Matching Contributions column in footnote 7 to the 2006 Summary Compensation Table.
[3]

All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in prior years’ proxy statements for those executives who were named executive officers in such prior years.

Potential Post-Employment Payments

Constellation Energy has entered into certain agreements and maintains certain plans that provide compensation to named executive officers in the event of a termination of employment or a change in control transaction.

Employment Termination or Change in Control Scenarios

Voluntary/involuntary with cause. There would be no accelerated vesting or incremental payments if the named executive officer separates from service in this manner.

Involuntary without cause. Generally, if a named executive officer separates from service in this manner, he or she would receive a cash severance benefit, a pro rata cash payout of his or her annual incentive award and a pro rata cash payout of certain outstanding service-based restricted stock and/or performance units. Computation of these benefits is described in more detail beginning on page 39.

Additionally, pursuant to the terms of the Supplemental Plan, separation in this manner is an entitlement event for Mr. Shattuck and Ms. Smith and each would receive the net accrued supplemental benefit as of the date of the entitlement event. Without this entitlement event, no payment would be made until the named executive officer was eligible to retire.

Under the terms of Ms. Smith’s employment agreement, in addition to the Supplemental Plan benefit described above, Ms. Smith would receive (a) the portion of her annual base salary that has been earned but not yet paid, (b) a prorated annual incentive award paid at target, (c) a lump sum cash payment of $4,500,000, (d) accelerated full vesting of non-performance-based equity awards granted prior to the effective date of her employment agreement (July 1, 2004) and accelerated pro rata vesting of non-performance-based equity awards granted after the effective date, (e) payment of any performance-based equity award earned by Ms. Smith under a long-term incentive plan based on Constellation Energy’s performance when such awards are payable to other participants, and (f) health and dental benefits under Constellation Energy’s employee plans or substantially equivalent benefits for the remainder of the then current term of the employment agreement or, if later, two years from the date of termination. Ms. Smith is required to release Constellation Energy and its subsidiaries from legal claims as a condition to receiving the benefits.

Change in control. Pursuant to the terms of Constellation Energy’s Long-Term Incentive plans, vesting of outstanding equity awards will accelerate as described in Treatment of outstanding long-term incentive awards on page 39.

Change in control with qualifying termination. Each of Messrs. Shattuck and Brooks and Ms. Smith is a party to a change in control agreement with Constellation Energy. In the event Ms. Smith is entitled to payments under both her change in control agreement and her employment agreement, she would receive payments and benefits under the agreement most beneficial to her.

If the named executive officer’s employment terminates at any time during the two-year period following completion of a change in control transaction and it is a qualifying termination (which is termination of employment by Constellation Energy without cause or resignation by the executive with good reason), Mr. Shattuck and Ms. Smith would become entitled to receive the following additional payments and benefits:

•

a lump-sum cash severance payment equal to three times the sum of (i) the named executive officer’s then-current annual base salary or the named executive officer’s annual base salary at the time of the change in control transaction, whichever is higher, plus (ii) the named executive officer’s average annual incentive bonus (calculated as the average of the executive’s two highest annual incentive bonus amounts in the past five years, measured from the date of the change in control transaction or the date of termination of employment, whichever is higher);

•

a lump-sum cash payment in respect to enhanced supplemental retirement benefits under Constellation Energy’s Supplemental Plan, calculated as of the date of termination or change in control transaction, whichever is greater, by (a) waiving any age and service eligibility requirements, (b) using a deemed average annual incentive bonus amount in lieu of any other annual incentive bonus amount, (c) adding three years of executive level service to the named executive officer’s actual service, and (d) for the purposes of computing the present value of the benefit that otherwise would be paid to the named executive officer at age 62, adding three years to the executive’s age; and

•	health and life insurance benefits for three years.

If Mr. Brooks’ employment terminates at any time during the two-year period following completion of a change in control transaction and it is a qualifying termination, Mr. Brooks would become entitled to a lump-sum cash severance payment equal to the lesser of $5,000,000 and two times the sum of (i) his then-current annual base salary or his annual base salary at the time of completion of the change in control transaction, whichever is higher, plus (ii) his average annual incentive bonus (calculated as the average of the two highest annual incentive bonus amounts in the past five years, measured from the date of the change in control transaction or the date of termination of employment, whichever is higher).

If a named executive officer who is party to a change in control agreement would be subject to the excise tax as a result of Section 280G of the Internal Revenue Code, and is required to make a payment due to the application of this section, the named executive officer will receive a gross-up payment such that he or she is placed in the same after-tax position as if no excise tax had been imposed. In addition, Constellation Energy has the right to delay payments to comply with Section 409A of the Internal Revenue Code and the obligation to notify the named executive officer if a payment would be subject to Section 409A, as well as to negotiate reasonably and in good faith to amend the terms of the arrangements between the named executive officer and Constellation Energy to comply with Section 409A of the Internal Revenue Code. Constellation Energy has also agreed not to take actions (without the named executive officer’s written consent) that would expose any benefits or payments to the named executive officer to additional taxes under Section 409A of the Internal Revenue Code and to hold the named executive officer harmless for any action Constellation Energy may take in violation of these obligations.

Under the terms of their change in control agreements, the named executive officers would receive a grant of replacement options to purchase a number of shares of Constellation Energy common stock equal to the number of shares subject to options that the named executive officer holds and that are actually cancelled upon completion of a change in control transaction. The replacement options would be subject to the same vesting terms and expiration dates as options that were canceled, except that (a) the exercise price of the replacement options would be the higher of the exercise price of the canceled options or the fair market value of the Constellation Energy common stock at the time the replacement options are granted and (b) the replacement options would have the same vesting terms that the canceled options had prior to any vesting acceleration as a result of the change in control transaction. The replacement options would automatically vest if, within two years following the completion of a change in control transaction, Constellation Energy terminates the named executive officer’s employment without cause or the named executive officer resigns for good reason (in each case, as defined in the change in control agreement).

Messrs. Dawson and Persky, who are not parties to change in control agreements, would receive payments pursuant to the change in control provisions contained in benefit plans that address such an event. In general, they would receive a cash severance benefit, a cash payout of their annual incentive award and a payout of outstanding service-based restricted stock and/or performance units. Computation of these benefits is described in more detail below where the applicable provisions of the benefit plans are summarized.

Death. Generally, if a named executive officer terminates in this manner, the only incremental payments relate to life insurance benefits and outstanding long-term incentive awards.

Disability. Generally, if a named executive officer terminates in this manner, the only incremental payments relate to disability benefits and outstanding long-term incentive awards.

Normal retirement. None of the named executive officers are eligible for normal retirement as of December 31, 2006.

Early retirement. None of the named executive officers are eligible for early retirement as of December 31, 2006.

Benefit Plan Provisions Related to Employment Termination or Change in Control

Severance plan. The plan provides a cash severance benefit equal to two weeks of eligible pay per year of service with a minimum of 26 weeks and a maximum of 52 weeks. Eligible pay includes (i) the named executive officer’s then current weekly base salary, plus (ii) the named executive officer’s average annual incentive bonus (calculated as the average of the executive’s two most recent incentive bonus amounts paid) expressed as a weekly amount. The cash severance benefit is payable in biweekly installments. Since Messrs. Dawson and Persky are not parties to a change in control agreement, they would become entitled to a severance benefit under this plan upon a qualifying termination following a change in control transaction. Messrs. Shattuck and Brooks and Ms. Smith are not entitled to a severance benefit under this plan since they would receive a severance benefit pursuant to their change in control agreements.

Treatment of outstanding long-term incentive awards. The named executive officers have outstanding long-term incentive awards under Constellation Energy’s long-term incentive plans. These plans include provisions for treatment of outstanding awards under employment termination or change in control scenarios as summarized below. Refer to Employment Termination or Change in Control Scenarios beginning on page 37 for additional discussion of the treatment of outstanding long-term incentive awards pursuant to Ms. Smith’s employment agreement which may be different than the treatment described below.

Stock Options. Under most termination scenarios, unexercisable (unvested) options would be forfeited. Under a change in control with or without a qualifying termination, vesting would accelerate and unvested options would become exercisable and, in certain instances, paid out in cash.

Service-Based Restricted Stock. Under a termination that is voluntary or involuntary with cause, unvested awards would be forfeited. Under a termination that is involuntary without cause, awards would vest on a pro rata basis. Under a change in control with or without a qualifying termination, awards would vest immediately.

Performance Units. Under a termination that is voluntary or involuntary with cause, unvested performance units would be forfeited. Under a change in control with or without a qualifying termination, performance units would vest on a pro rata basis and the vested units would be paid out assuming maximum performance. Under other scenarios, performance units would vest on a pro rata basis, but would be paid out assuming target performance if actual performance through the termination date is at or above target.

Supplemental long-term disability plan. If the named executive officer elects disability insurance coverage under the standard employee disability insurance plan, he or she will be covered under the supplemental long-term disability plan for that part of eligible pay that exceeds $200,000 (which is the maximum eligible pay under the standard employee plan) based on the coverage level in the employee plan. Unlike the employee plan which provides tax-free benefits, the supplemental plan benefit is taxable.

In-service death benefit. In addition to the company-paid insurance offered under Constellation Energy’s employee life insurance program (one times base salary), the named executive officers are provided with a supplemental death-related benefit. If a named executive officer’s death occurs while an active employee, a lump sum payment equal to annualized base salary at the time of death grossed-up to cover federal and state income tax withholding will be paid to the executive’s beneficiary.

Supplemental benefits plan. Each executive is also entitled to personal financial, tax and estate planning benefits that continue during the year of death plus the next two calendar years. The planning benefit is grossed-up to cover federal and state income tax withholding.

The amount of incremental compensation payable to each named executive officer under the employment termination and change in control scenarios is summarized in the following table:

Potential Post-Employment Payments
	Cash Severance ($)[1]	Acceleration of Equity Awards($)[2]	Enhanced Non-qualified Pension($)[3]	Health and Welfare Benefits($)[4]	Supple- mental Disability Benefits($)[5]	In Service Death Benefits($)[6]	Perquisites ($)[7]	Tax Gross-up on Benefits/ Perquisites ($)[8]	280G Tax Gross- up($)[9]
M.A. Shattuck III
Voluntary/Involuntary with cause	—	—	—	—	—	—	—	—	—
Involuntary without cause	2,250,000	5,700,000	23,397,000	—	—	—	—	—	—
Change in Control	—	14,092,000	—	—	—	—	—	—	—
Change in Control with qualifying termination	13,500,000	14,092,000	27,673,000	46,000	—	—	—	—	17,000,000
Death	—	5,700,000	—	—	—	1,000,000	30,000	818,000	—
Disability	—	5,700,000	—	—	5,160,000	—	—	—	—
E.F. Smith
Voluntary/Involuntary with cause	—	—	—	—	—	—	—	—	—
Involuntary without cause	4,500,000	2,597,000 –3,597,000	3,923,000	23,000	—	—	—	—	—
Change in Control	—	5,232,000	—	—	—	—	—	—	—
Change in Control with qualifying termination	6,975,000	5,232,000	7,829,000	35,000	—	—	—	—	7,821,000
Death	—	2,515,000	—	—	—	575,000	30,000	395,000	—
Disability	—	2,515,000	—	—	2,460,000	—	—	—	—
T.V. Brooks
Voluntary/Involuntary with cause	—	—	—	—	—	—	—	—	—
Involuntary without cause	2,438,000	2,939,000	—	—	—	—	—	—	—
Change in Control	—	5,863,000	—	—	—	—	—	—	—
Change in Control with qualifying termination	5,000,000	5,863,000	—	—	—	—	—	—	—
Death	—	2,939,000	—	—	—	250,000	30,000	222,000	—
Disability	—	2,939,000	—	—	4,675,000	—	—	—	—
F.J. Dawson
Voluntary/Involuntary with cause	—	—	—	—	—	—	—	—	—
Involuntary without cause	2,115,000	2,831,000	—	—	—	—	—	—	—
Change in Control	—	3,420,000	—	—	—	—	—	—	—
Change in Control with qualifying termination	2,115,000	3,420,000	—	—	—	—	—	—	—
Death	—	2,831,000	—	—	—	250,000	30,000	222,000	—
Disability	—	2,831,000	—	—	3,980,000	—	—	—	—
G.E. Persky
Voluntary/Involuntary with cause	—	—	—	—	—	—	—	—	—
Involuntary without cause	2,115,000	2,831,000	—	—	—	—	—	—	—
Change in Control	—	3,420,000	—	—	—	—	—	—	—
Change in Control with qualifying termination	2,115,000	3,420,000	—	—	—	—	—	—	—
Death	—	2,831,000	—	—	—	250,000	30,000	222,000
Disability	—	2,831,000	—	—	—	—	—	—	—

(See Notes to table on next page)

Notes to Potential Post-Employment Payments Table:

[1]	Reflects cash payout of eligible pay calculated pursuant to the severance plan described on page 39 or the change in control agreements described beginning on page 37.
[2]

Reflects the value of equity where vesting is accelerated by the triggering event as described beginning on page 39. For stock options, this represents the in-the-money value and for stock awards, this represents the fair market value of shares using $68.87 (closing price per share of Constellation Energy common stock on December 31, 2006).

[3]

For involuntary termination without cause, reflects Mr. Shattuck’s and Ms. Smith’s accumulated benefits that are incremental to their vested Benefits Restoration Plan benefits described on page 33. Benefits are calculated using a discount rate of 4.49%. The discount rate is the average of the monthly 30 year treasury rates for July, August, and September 2006 less 0.50% pursuant to the provisions of the Supplemental Plan. For change in control with qualifying termination, the same assumptions are used except that the total benefit entitlement reflects three years added to age and service as of December 31, 2006.

[4]

Reflects the cost of continuation of health and dental benefits during the period specified in the change in control agreements or, in the event of Ms. Smith’s involuntary termination without cause, her employment agreement.

[5]

Reflects the named executive officer’s estimated supplemental long-term disability benefit that is incremental to the standard employee long-term disability plan. Value was estimated assuming continuation of eligible pay for 24 months.

[6]	In-service death benefit of one times base salary, as described on page 40.
[7]	Reflects estimate of three years of personal financial, tax and estate planning benefits that may be paid pursuant to the supplemental benefits plan described on page 40.
[8]	Reflects the tax gross-up on in-service death benefit and the tax gross-up on three years of personal financial, tax and estate planning benefits.
[9]

Assumes change in control with qualifying termination on December 31, 2006. Value of accelerated equity was determined using $68.87 (closing price per share of Constellation Energy common stock on December 31, 2006).

Director Compensation

Constellation Energy does not pay directors who are also employees of Constellation Energy or its subsidiaries for their service as directors.

On a biannual basis, the Compensation Committee retains Hewitt to benchmark our outside directors’ mix of compensation and amount of each element of compensation to the outside director compensation of various peer groups. In the fall of 2006, Hewitt performed the biannual director compensation benchmark study using the following benchmark groups:

•	a peer group of 13 energy companies;

•

a peer group of 41 companies that represent the market for director talent across multiple functions and industries (this group was recommended by Hewitt and Constellation Energy management and endorsed by the Compensation Committee because it represents well-managed companies in the market for director talent, and also includes energy companies and Baltimore area headquartered companies with which we also compete for director talent); and

•	a peer group of 14 companies where Constellation Energy directors are or were either executives, consultants or board members.

At the request of the Compensation Committee, Hewitt reported the results of its benchmarking study to the committee. No changes to director compensation were made during 2006.

In 2006, non-employee directors received the following compensation:

•	$50,000 annual retainer, a $10,000 annual retainer for the audit committee chairman and a $5,000 annual retainer for each other committee chairman,

•	a common stock award with a value of approximately $50,000, which is subject to pro rata forfeiture if board service ceases during the year,

•	$1,250 fee for each meeting of the Board of Directors or a Board of Directors committee attended, and

•	reasonable travel expenses to attend meetings.

The following table sets forth a summary of the 2006 director compensation:

	Director Compensation
Name (a)	Fees Earned or Paid in Cash($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Douglas L. Becker	70,000	50,000	—	—	—	—	120,000
James T. Brady	83,750	50,000	—		—	—	133,750
Frank P. Bramble, Sr.[1]	44,583	33,333	—	—	—	—	77,916
Edward A. Crooke	81,250	50,000	—	—	—	—	131,250
James R. Curtiss	80,000	50,000	—	—	—	—	130,000
Yves C. de Balmann	73,750	50,000	—	—	—	—	123,750
Freeman A. Hrabowski III	72,500	50,000	—	—	—	—	122,500
Edward J. Kelly III [2]	4,167	4,167	—	—	—	—	8,333
Nancy Lampton	70,000	50,000	—	—	—	—	120,000
Robert J. Lawless	77,500	50,000	—	—	—	—	127,500
Lynn M. Martin	73,750	50,000	—	—	—	—	123,750
Michael D. Sullivan	77,500	50,000	—	—	—	—	127,500

Notes to 2006 Director Compensation Table:

[1]	Mr. Bramble resigned in August 2006.
[2]	Mr. Kelly resigned in January 2006.

Stock awards granted to directors are fully vested at the end of the year of the grant. Therefore, at December 31, 2006, there are no outstanding unvested equity awards. The number of shares of Constellation Energy common stock and deferred stock units owned by each director is disclosed in Stock Ownership of Directors and Executive Officers on page 16.

Directors have the opportunity to elect to defer some or all of their retainers in deferred stock units or in a cash account, and to defer some or all of their fees in a cash account. Directors may also defer their common stock award in deferred stock units. Deferred stock units are bookkeeping entries that track the performance of Constellation Energy common stock and are not actual shares of stock. The bookkeeping entries reflect Constellation Energy common stock price changes, dividends, stock splits and other capital changes. At the end of their Constellation Energy board service, directors receive cash based on the value of their deferred stock units.

Under Constellation Energy’s matching gifts program, Constellation Energy will match gifts up to $10,000 made by a director to accredited higher education institutions or charitable organizations.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis beginning on page 17 with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2007 annual meeting of shareholders.

Robert J. Lawless, Chairman	Lynn M. Martin
Douglas L. Becker	Michael D. Sullivan
Freeman A. Hrabowski, III

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Constellation Energy’s directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of Constellation Energy common stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the Constellation Energy directors and executive officers, all required filings were timely made in 2006.

PROPOSAL NO. 2: RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007

Vote Required; Recommendation of the Board of Directors

Approval of the proposal to ratify PricewaterhouseCoopers LLP as Constellation Energy’s independent registered public accounting firm for the year 2007 requires the affirmative vote of a majority of the votes cast by holders of shares of Constellation Energy common stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

General

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of Constellation Energy for the fiscal year ending December 31, 2007. PricewaterhouseCoopers LLP has been Constellation Energy’s independent auditors since 1941. A member of PricewaterhouseCoopers LLP will be at the annual meeting and will have the opportunity to make a statement and answer appropriate questions. If the shareholders fail to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm, the Audit Committee will reconsider its selection.

Fees

Below is a breakdown of fees paid to PricewaterhouseCoopers LLP in 2005 and 2006:

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2005	$6,606,982	$567,707	$74,250	$0
2006	$8,417,214	$2,135,231	$235,000	$22,600

The Audit-Related Fees category for 2005 and 2006 includes fees paid in connection with other services related to our annual audit and interim reviews including audits of unconsolidated entities in which we have an investment, services related to the proposed merger with FPL Group, and services related to the initial public offering of Constellation Energy Partners LLC. The Tax Fees category consists of fees paid in connection with executive tax services for 2005 and tax compliance services for Constellation Energy Partners LLC for 2006. For 2006, the All Other Fees category consists of fees paid in connection with the audit of the financial statements of Constellation Energy’s federal political action committee and certain software subscriptions.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of Constellation Energy’s independent registered public accounting firm. As part of this responsibility, the Audit Committee has adopted an Audit and Non-Audit Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved. All services to be provided by the independent registered public accounting firm as well as the related fees must be pre-approved by the Audit Committee and all such services and fees were pre-approved in 2005 and 2006. The Chairman of the Audit Committee has been delegated the authority to specifically pre-approve services, which pre-approval is subsequently reviewed with the Committee. In no event may pre-approval authority be delegated to Constellation Energy management. In the course of carrying out its responsibilities, the Audit Committee considers whether services proposed to be performed by the independent registered public accounting firm are consistent with the rules promulgated by the Securities and Exchange Commission on auditor independence. The Audit Committee also considers the independent registered public accounting firm’s familiarity with Constellation Energy’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance Constellation Energy’s ability to manage or control risk or improve audit quality.

PROPOSAL NO. 3: APPROVAL OF THE

2007 LONG-TERM INCENTIVE PLAN

Vote Required; Recommendation of the Board of Directors

This proposal will not be approved unless it receives the affirmative votes of the holders of a majority of the votes cast on such proposal, provided that the total votes cast on the proposal represents over 50% of all shares of Constellation Energy common stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal unless holders of more than 50% of all shares of Constellation Energy common stock entitled to vote cast votes, in which event broker non-votes will not have any effect on the result of the vote.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Description of 2007 Long-Term Incentive Plan

The Compensation Committee of the Board of Directors and the Board of Directors have approved a new 2007 Long-Term Incentive Plan (Plan), and propose that the holders of common stock of Constellation Energy approve the Plan, effective as of May 18, 2007, for awards made through May 18, 2017. If the Plan is approved, no further awards will be made under Constellation Energy’s prior long-term incentive plans.

The following is a summary of the key terms of the Plan which is qualified in its entirety by reference to the full text of the Plan as proposed, which is attached to this Proxy Statement as Annex A.

Purpose: The purpose of the Plan as proposed is to increase shareholder value by providing a long-term incentive to reward officers and key employees of Constellation Energy and its subsidiaries for the continued profitable performance of Constellation Energy and its subsidiaries. The Plan is also designed to permit Constellation Energy and its subsidiaries to attract and retain directors, officers, consultants and employees and to increase the ownership of Constellation Energy common stock by such individuals.

The Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, so that Constellation Energy may preserve its ability to deduct for tax purposes such compensation awarded in excess of $1 million to certain top paid executives. Under this structure, Constellation Energy expects that awards of performance-based restricted stock or restricted stock units, performance units, cash-based awards or other equity awards, or stock options and stock appreciation rights granted at fair market value, and any related dividend equivalents, should be fully deductible by Constellation Energy for tax purposes. Section 162(m) requires that certain material terms of the Plan, including the eligibility, performance measures for establishing performance targets for applicable awards, and maximum amounts payable, be approved by Constellation Energy’s shareholders. In addition, the Plan is subject to shareholder approval under the New York Stock Exchange’s listing requirements.

Shares Available Under the Plan: The number of shares of common stock that may be granted to participants under the proposed Plan is 4.9% of outstanding Constellation Energy common stock as of

March 16, 2007, or 9,000,000 shares. Shares of common stock covered by an award granted under the Plan or any of Constellation Energy’s prior long-term incentive plans that are forfeited or cancelled, expire, or are not issued due to the cash-settlement of such award will again be available for award under the Plan. The maximum aggregate number of shares of common stock that may be issued in connection with restricted stock or restricted stock unit awards, performance unit awards or equity awards is 4,500,000. The maximum number of shares of common stock subject to awards of any combination that may be granted under the Plan during any calendar year to any one person is 2,000,000 and the maximum amount of cash that may be granted under the Plan during any calendar year to any one person is $20 million; but to the extent the maximum award is not granted in a year, the unused amount may be carried over to subsequent years. All of the above share amounts are subject to adjustment to reflect stock dividends or splits, share exchanges and other capital adjustments. Constellation Energy has committed to limit the number of awards granted such that the average burn rate for the three year period 2007-2009 will be no more than 2%. Burn rate is calculated as the sum of the total number of shares represented by stock options granted in a year, plus four times the total number of shares of restricted stock or other equity grants awarded in that year divided by the number of shares of common stock outstanding at the end of the year.

As of March 28, 2007, the fair market value of a share of common stock, based on the New York Stock Exchange composite transaction closing price, was $86.70.

Administration: The Committee is the plan administrator. The Plan gives the Committee broad authority to determine the persons to whom, and the times at which, the Committee will grant awards, the times at which awards will lapse, the types of awards they will grant, the number of shares of common stock to be covered by each award, and all other terms and conditions for awards the Committee grants under the Plan. The Committee may require or permit a participant to defer all or part of any award payout. The Committee may delegate its authority to one or more directors, officers or employees of Constellation Energy with respect to participants who are not directors or executive officers of Constellation Energy.

Participation: Each officer, employee, consultant or director of Constellation Energy or its subsidiaries, who is designated by the plan administrator, is eligible to participate in the Plan. Also, the plan administrator may grant awards to individuals in connection with hiring or appointment (as an officer, employee, consultant or director), retention or otherwise, prior to the date the individual first performs services for Constellation Energy (but no award vesting will occur before such date). Constellation Energy does not currently intend to grant awards to consultants. However, it may choose to do so in the future and the number of consultants who may be designated by the plan administrator to participate is currently not determinable.

Awards: Under the Plan as proposed, the plan administrator may grant the following types of awards from time to time:

Restricted Stock or Restricted Stock Units: The plan administrator may grant awards of common stock or stock units bearing restrictions (Restricted Stock or Restricted Stock Units) prohibiting a participant’s transfer of the Restricted Stock or Restricted Stock Units until the expiration of the restriction period. The plan administrator may grant Restricted Stock or Restricted Stock Units without requiring the participant to pay any consideration. The plan administrator will establish the terms and conditions of each grant, including service-based restrictions, restrictions based upon the achievement of specific performance targets, service- based restrictions on vesting following attainment of performance goals or whether dividends or dividend equivalents will be paid currently or accumulated and the form of any dividend or dividend equivalent payment. On completion of the restriction period and attainment of any performance targets, the restrictions will expire with respect to one or more shares of Restricted Stock or Restricted Stock Units.

Options: The plan administrator may grant either incentive stock options, or ISOs, which are qualified under Section 422 of the Internal Revenue Code, or options not intended to qualify under any section of the Internal Revenue Code. The plan administrator may grant options with or without requiring the participant to pay any consideration. The plan administrator will establish the terms and conditions of each grant; provided, however, that the plan administrator may not grant an option with an exercise price less than 100% of the fair market value of the common stock on the date the option is granted, and the plan administrator may not reprice an option (other than to reflect a capital adjustment of Constellation Energy) without shareholder approval. Further, options may not be exercisable for more than ten (10) years from the date of grant. In the plan administrator’s discretion, participants may pay the exercise price in cash, shares of common stock, or both.

The federal income tax consequences of options are summarized as follows:

Incentive Stock Options: The plan administrator may grant ISOs under the Plan, which are intended to meet the requirements of Section 422 of the Internal Revenue Code. There are no tax consequences to the participant or Constellation Energy from the grant of an ISO. If a participant exercises an ISO, the participant will not recognize any income for ordinary income tax purposes (although the participant may be required to pay an alternative minimum tax in respect of all or some portion of the difference between the exercise price and the fair market value of the common stock subject to the option) and Constellation Energy will not be allowed a deduction at any time in connection with such award, if the following conditions are met: (i) at all times during the period beginning with the date of grant and ending on the day three months before the date of exercise, the participant is an employee of Constellation Energy or of a subsidiary; and (ii) the participant makes no disposition of the common stock within two years from the date of grant nor within one year after the common stock is transferred to the participant. The three-month period is extended to one year in the event of disability. If the participant sells the common stock acquired on exercise of an ISO after meeting these conditions, any gain realized over the exercise price ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

If the participant fails to comply with the employment or holding period requirements discussed above, the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. If the participant is treated as having received ordinary income because of his or her failure to comply with either requirement above, Constellation Energy will be entitled to a deduction for the same amount in the same year.

Nonqualified Stock Options: There are no tax consequences to the participant or Constellation Energy from the grant of the option. A participant who exercises an option will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise, and Constellation Energy will be entitled to a deduction for the same amount in the same year. The participant’s basis in such shares will be the fair market value on the date income is realized, and when the participant disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares, on any gain realized in excess of the basis.

Performance Units: The plan administrator may grant performance unit awards payable in common stock, cash or both, upon attainment during a performance period, of one or more performance targets established by the plan administrator.

Stock Appreciation Rights: The plan administrator may grant awards of stock appreciation rights in conjunction with an option or as a separate award. Each stock appreciation right will have a grant price of not less than 100% of the fair market value of a share of Constellation Energy’s common stock on the date of grant. The plan administrator may require participants to pay consideration in connection with the grant of a stock appreciation right. The plan administrator will establish the terms and conditions of each grant; provided, however, no stock appreciation rights will remain exercisable for more than ten (10) years after grant.

The plan administrator, in its discretion, will determine whether to settle stock appreciation rights in cash, common stock, or both. If a grant is in conjunction with an option, the option must be surrendered, and the amount of the payment will be determined based on the excess of the fair market value of the common stock at the date of exercise over the option price. If a grant is not in conjunction with an option, the payment will be determined based on the excess of the fair market value of the common stock at the date of exercise over the fair market value at the date of grant.

Dividend Equivalents: The plan administrator may grant awards of dividend equivalents in conjunction with Restricted Stock, Restricted Stock Units or performance units. Each dividend equivalent entitles the participant to receive an amount, at such times and in a form and manner in the plan administrator’s discretion, equal to the dividend actually paid with respect to a share of common stock on each dividend payment date from the date of grant until the dividend equivalent lapses. Dividend equivalents will lapse at a date no later than the lapse date of the award with which it is granted. Dividend equivalents will be structured in a manner that complies with Section 409A of the Internal Revenue Code.

Cash-Based Awards and Other Equity Awards: The plan administrator may also grant cash-based and equity awards to one or more participants in such amounts, on such terms and conditions and for such consideration as the plan administrator shall determine. An equity award may be denominated in shares of stock or other securities, stock-equivalent units, securities or debentures convertible into our common stock, or in any combination of the foregoing. A cash-based award may be paid in cash or common stock, or both. An equity award may be paid in cash, common stock, or other securities, or a combination thereof.

Performance Measures: If the Committee grants an award that is intended to qualify as performance-based compensation and satisfy the requirements of Section 162(m), the performance goals that may apply to that award are limited to goals set by reference to the following performance measures: net earnings or net income (before or after taxes); earnings per share; share price (including growth measures and total shareholder return); net sales growth; net operating profit; capital targets (including return on capital); return on assets; return on equity; earnings before or after taxes, interest, depreciation and/or amortization; ongoing earnings; net earnings; net sales growth; return on sales; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, cash flow return on capital and cash flow in excess of costs of capital); economic value added; value created; economic profit (net operating profit after tax, less a cost of capital charge); shareholder value added; revenues; operating income; pre-tax profit margin; gross margin; performance against business plan; customer service; corporate governance quotient or rating; market share; productivity ratios; operating efficiency; employee satisfaction; customer satisfaction; safety; employee engagement; succession planning; supplier diversity; workforce diversity; margins (including gross, future gross or operating margins); credit rating; dividend payments; expenses (including targets or ratios); fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures, corporate restructurings, projects or other specific events or transactions; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.

The foregoing performance measures may be used to measure the performance of Constellation Energy, one or more of its subsidiaries or one or more of its business units, or any combination of the foregoing and may be compared to the performance of a group of competitor companies or a published or special index. The Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures set forth by the Committee with respect to such award. The Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so certify and ascertain the amount of the applicable award.

The Plan generally permits the Committee to determine at the time the performance targets are established that certain adjustments will be made to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following: (1) the gain, loss, income or expense resulting from changes in tax laws or accounting principles or other laws or provisions affecting reported results that become effective during the performance period; (2) the gain, loss, income or expense with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence, including but not limited to gain or loss on certain transactions that do not meet the definition of cash flow hedges under U.S. generally accepted accounting principles and must be recognized for financial statement purposes prior to financial statement recognition of the gain or loss of the underlying transaction and also including but not limited to any major corporate transaction-related costs; (3) the gains or losses resulting from, and the direct expenses incurred in connection with mergers, acquisitions or the disposition of a business, in whole or in part, or the sale of investments or non-core assets; (4) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (5) the impact of impairment of tangible or intangible assets including but not limited to changes in valuation allowances for deferred income tax assets; (6) any impact of the phase-out of the tax credit for synthetic fuel or any synthetic fuel earnings; (7) the impact of reorganization, restructuring or business recharacterization activities, including but not limited to reductions in force; (8) foreign exchange gains and losses and (9) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The adjustments are to be determined in accordance with U.S. generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any performance measures related to Constellation Energy’s stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.

The Committee also has the authority to use any other performance measures in connection with awards under the Plan that are not intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Accelerated Award: If a change in control of Constellation Energy occurs, outstanding awards under the Plan will vest as follows:

Service-Based Restricted Stock, Restricted Stock Unit, Cash-Based and Other Equity Awards. Restricted Stock, Restricted Stock Units, cash-based awards and other equity awards that are service-based will vest on a pro rata basis (if not already vested) based on the number of months in the restriction period that have elapsed as of the date of the change in control as compared to the total number of months in the restriction period. Any such Restricted Stock, Restricted Stock Units, cash-based awards or other equity awards that do not vest will remain outstanding in accordance with the original terms of the grant.

Stock Option Awards and Stock Appreciation Rights. Stock Options and Stock Appreciation Rights will immediately and fully vest, will become fully exercisable and will remain exercisable for the remainder of their term.

Performance-Based Restricted Stock, Restricted Stock Unit, Cash-Based and Other Equity Awards and Performance Units. Restricted Stock, Restricted Stock Units, cash-based and other equity awards that are performance-based and performance units will vest on a pro rata basis based on the number of months in the performance period that have elapsed as of the date of the change in control as compared to the total number of months in the performance period. Payouts on vested performance-based Restricted Stock, Restricted Stock Units, cash-based awards and other equity awards and performance units will be accelerated assuming maximum performance was achieved, and such payouts will be made in the form set forth in the original terms of the grant. Any performance-based Restricted Stock, Restricted Stock Units, cash-based awards or other equity awards or performance units that do not vest will remain outstanding in accordance with the original terms of the grant.

Amendments: The Committee may amend, suspend or terminate the Plan at any time, except that shareholder approval is required for amendments that materially increase the shares that may be issued under the Plan. Also, amendments that materially and adversely affect the rights of participants with respect to previously granted awards require affected participant consent. Further, no amendment will be effective without Board of Directors and/or shareholder approval if such approval is required under Section 162(m) of the Internal Revenue Code, the securities laws, New York Stock Exchange listing requirements or any other applicable laws or regulations. No amendment will be given effect to the extent that it would cause any tax to become due under Section 409A of the Internal Revenue Code.

Tax Withholding: Constellation Energy may deduct from cash award payouts, or withhold shares from awards paid in common stock, any required tax withholding related to such award.

Grants under the Plan: No individual or group has received an award grant under the Plan. Any future grants that the plan administrator may make are not currently determinable. Outstanding stock option, Restricted Stock, Restricted Stock Unit and performance unit awards granted in prior years under Constellation Energy’s existing long-term incentive plans to the executive officers named in the 2006 Summary Compensation Table in this Proxy Statement are set forth under Executive and Director Compensation beginning on page 17.

PROPOSAL NO. 4: APPROVAL OF THE

EXECUTIVE ANNUAL INCENTIVE PLAN

Vote Required; Recommendation of the Board of Directors

This proposal will not be approved unless it receives the affirmative votes of the holders of a majority of the votes cast on such proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Description of the Executive Annual Incentive Plan

The Compensation Committee of the Board of Directors and the Board of Directors have approved an amended and restated Executive Annual Incentive Plan (Annual Plan), and propose that the holders of common stock of Constellation Energy approve the Annual Plan, effective as of January 1, 2007. The following is a summary of the key terms of the Annual Plan, which is qualified in its entirety by reference to the full text of the Annual Plan as proposed, which is attached to this Proxy Statement as Annex B.

Purpose: The purpose of the Annual Plan as proposed is to permit Constellation Energy to provide annual performance incentives to attract, retain and motivate executives. The Annual Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, so that Constellation Energy may preserve its ability to deduct for tax purposes such compensation awarded in excess of $1 million to certain top paid executives. Section 162(m) requires that certain material terms of the Annual Plan, including the eligibility, performance measures for establishing performance targets for applicable awards, and maximum amounts payable, be approved by Constellation Energy’s shareholders.

Administration: The Committee will administer the Annual Plan. The Committee is responsible for designating eligible participants and establishing specific performance targets and an objective formula or standard to determine the maximum awards payable to each participating executive officer.

Participation: Each executive officer of Constellation Energy who is designated by the Committee is eligible to participate in the Annual Plan.

Awards: Participants may receive an award in any performance period based upon a percentage of an incentive pool equal to the greater of (i) 3% of Constellation Energy’s Income from Operations for the performance period, (ii) 3% of Constellation Energy’s Income from Continuing Operations Before Income Taxes for the performance period, (iii) 5% of Constellation Energy’s Net Income for the performance period and (iv) 20% of Constellation Energy’s Net Cash Provided by Operating Activities for the performance period (as each such term is defined in the Annual Plan). The Committee will allocate an incentive pool percentage to each participant for each performance period; provided that the incentive pool percentage for any one participant may not exceed 50% of the total pool and the sum of the incentive pool percentages for all participants cannot exceed 100% of the total pool. As soon as possible following the determination of the incentive pool for a performance period, the Committee will calculate each participant’s portion of the incentive pool based upon the percentage established at the beginning of the performance period.

Award Payments: Awards may be paid in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any other form of consideration. Any stock payments would be made from Constellation Energy’s 2007 Long-Term Incentive Plan if approved by shareholders, or from Constellation Energy’s prior long-term incentive plans if shareholders do not approve the 2007 Long-Term Incentive Plan.

The Committee has sole discretion to determine, pursuant to its negative discretion, whether to actually pay any or all of the maximum permissible award or to defer payment or vesting of any award. The Committee is also authorized to exercise its negative discretion by establishing additional conditions and terms of payment of awards, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee has the discretion to adjust all awards downwards, in no event may the Committee increase the portion of the incentive pool allocated to a participant, including as a result of the reduction of any other participant’s allocated portion.

Change in Control: If a participant’s employment terminates within two years after a change in control of Constellation Energy, the participant will be eligible for an award for the performance year during which the termination occurs. The Committee will compute the award assuming maximum performance, prorated for service during the performance period. Also, during this two-year period, the Committee cannot amend the Annual Plan to materially and adversely affect participant rights under the Annual Plan without participant consent.

Amendments: The Committee may from time to time amend, suspend or terminate the Annual Plan in whole or in part, but no amendment will be effective without Board of Directors and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m) of the Internal Revenue Code, the securities laws or any other applicable laws or regulations. Also, amendments that materially and adversely affect the rights of participants with respect to previously granted awards require affected participant consent. No amendment will be given effect to the extent that it would cause any tax to become due under Section 409A of the Internal Revenue Code.

Awards under the Annual Plan: In February 2007, the Committee allocated an incentive pool percentage to each participant for the 2007 performance period. The 2007 incentive pool percentage for each of the named executive officers is 15%. Any future payouts pursuant to these award allocations are not currently determinable. Annual bonus awards made for 2006 under Constellation Energy’s existing executive annual incentive plan to the named executive officers are shown in the column of the 2006 Summary Compensation Table titled Non-Equity Incentive Plan Compensation on page 26.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR NEXT YEAR

For inclusion in next year’s proxy statement: Any Constellation Energy shareholder who desires to include a proposal in the proxy statement for the 2008 annual meeting must deliver it so that it is received by December 13, 2007.

For presentation at the next annual meeting of shareholders: Under the Constellation Energy by-laws, any shareholder who wants to propose a nominee for election as a director or to present a proposal at the 2008 annual meeting must deliver it so it is received by January 27, 2008. However, if the date of the 2008 annual meeting is changed so that it is more than 30 days earlier or more than 60 days later than May 18, 2008, any such proposals must be delivered not more than 120 days prior to the 2008 annual meeting and not less than the later of (1) 90 days prior to the 2008 annual meeting or (2) 10 days following the day on which we first publicly announce the date of the 2008 annual meeting.

These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in Constellation Energy’s proxy statement under the rules of the SEC.

Any proposals must be sent, in writing, to the Corporate Secretary, Constellation Energy Group, Inc., 750 East Pratt Street, 17th Floor, Baltimore, Maryland 21202. Proposals will not be accepted by facsimile.

ANNEX A

CONSTELLATION ENERGY GROUP, INC.

2007 Long-Term Incentive Plan

(Plan)

1.	Purpose. The purpose of this Plan is to increase shareholder value by providing a long-term incentive to reward officers and key employees of the Company and its Subsidiaries, who are mainly responsible for the continued growth, development, and financial success of the Company and its Subsidiaries, and for the continued profitable performance of the Company and its Subsidiaries. The Plan is also designed to permit the Company and its Subsidiaries to attract and retain talented and motivated directors, officers, consultants and employees and to increase their ownership of Company common stock. The Plan also provides the ability to award long-term incentives that qualify for federal income tax deduction. Upon the adoption of this Plan, no new Awards shall be granted under any prior long-term incentive plan.

2.	Definitions. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

“Award” means individually or collectively, Cash-Based Award, Restricted Stock, Restricted Stock Units, Options, Performance Units, Stock Appreciation Rights, Dividend Equivalents, or Other Equity granted under this Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted to a Participant as described in Section 12A.

“Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on the effective date of the adoption of the Plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such adoption date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a “Subsidiary Company”), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by a Participant or any group of persons including a Participant (or any entity controlled by a Participant or any group of persons including a Participant);

(iii) consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan, at least two members of which qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the 1934 Act), and as “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any rules or regulations promulgated by an applicable stock exchange or similar regulatory authority.

“Company” means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any “New Company” as provided in Section 16J.

“Covered Employee” means a Participant, who at the time of reference, is a “covered employee”, as described in Code Section 162(m).

“Date of Grant” means the date on which the granting of an Award is authorized by the Plan Administrator or such later date as may be specified by the Plan Administrator in such authorization.

“Disability” means the determination that a Participant is “disabled” under the Company disability plan in effect at that time or, if applicable to such Participant, a Subsidiary disability plan in effect at that time.

“Dividend Equivalent” means an Award granted under Section 11.

“Eligible Person” means any person who satisfies all of the requirements of Section 5.

“Exercise Period” means the period or periods during which a Stock Appreciation Right is exercisable.

“Fair Market Value” means the value of the Stock determined by such methods or procedures as shall be established from time to time by the Plan Administrator; provided, that to the extent required to avoid the imposition of a tax under Section 409A of the Code in respect of an Award, such method shall conform to the requirements of Section 409A.

“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Option” or “Stock Option” means either a nonqualified stock option or an Incentive Stock Option.

“Option Period” or “Option Periods” means the period or periods during which an Option is exercisable.

“Other Equity” means an Award granted under Section 12B.

“Participant” means an individual who has been granted an Award under this Plan.

“Pension Plan” means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time, or other retirement plan of Constellation Energy Group, Inc. or a Subsidiary designated by the Committee from time to time.

“Performance-Based Compensation” means compensation under an award that satisfies the requirements of Section 162(m) of the code for deductibility of remuneration paid to Covered Employees.

“Performance Measures” means measures as described in Section 13 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

“Performance Period” means the taxable year of the Company or any other period designated by the Plan Administrator with respect to which an Award may be granted.

“Performance Target(s)” means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 13B for each Participant for the applicable Performance Period in respect of any one or more of the Performance Measures.

“Performance Unit” means a unit of measurement equivalent to such amount or measure as defined by the Plan Administrator which may include, but is not limited to, dollars or market value shares.

“Plan Administrator” means, as set forth in Section 4, the Committee or its designee.

“Restricted Stock” means Stock issued in the name of a Participant that bears a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Stock until the expiration of the restriction period as described in Section 7.

“Restricted Stock Unit” means a right granted that is denominated in shares of stock, each of which represents a right to receive the value of a share of stock (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth by the Plan Administrator.

“Retirement” means retirement on or after the “Early Retirement Date” (as such term is defined in the Pension Plan or other retirement plan of Constellation Energy Group, Inc. or a Subsidiary designated by the Committee from time to time).

“Stock” means the common stock, without par value, of the Company.

“Stock Appreciation Right” means an Award granted under Section 10.

“Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Plan Administrator, in its discretion.

“Termination” means resignation or discharge from employment (or cessation of board membership in the case of a director or cessation of the performance of services in the case of a consultant) with the Company or any of its Subsidiaries except in the event of death, Disability, or Retirement.

“Year” means a fiscal year of the Company commencing on or after May 18, 2007 that constitutes all or part of the applicable Performance Period.

3.	Effective Date, Duration and Stockholder Approval.

A. Effective Date and Stockholder Approval. Subject to the approval of the Plan by the Company’s shareholders in accordance with Maryland law at the Company’s 2007 Annual Meeting of Stockholders, the Plan will be effective as of May 18, 2007.

B. Period for Grants of Awards. Awards may be made as provided herein for a period of 10 years after May 18, 2007.

C. Termination. The Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of the Plan have been settled.

4.

Plan Administration. The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated purpose. Without limiting the generality of the foregoing, on or after the date of grant of an Award the Plan Administrator may modify, amend, extend, renew or accelerate the vesting or settlement of outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards or otherwise amend an outstanding Award in whole or in part from time-to-time in such manner as the Committee determines, in its sole and absolute discretion, to be necessary or appropriate, which amendments may be made retroactively or prospectively, provided, however, that, (i) no modification, amendment or substitution that results in repricing a Stock Option or Stock Appreciation Right that is settled in shares to a lower exercise price, other than to reflect an adjustment made pursuant to Section 14, shall be made without prior stockholder approval; (ii) except as provided in Section 14 of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the Participant and, (iii) the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code. In addition, the Committee will have the authority to determine whether an authorized leave of absence, absence in the military or government service, or other break in the continuous service of an employee or consultant constitutes a termination of employment (or provision of services, in the case of a consultant). The employment of an employee (or provision of services in respect of a consultant) with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to an entity that is a Subsidiary of the Company and such entity ceases to be a Subsidiary of the Company, unless the Committee determines otherwise.

The Plan Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made by the Plan Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Such determinations shall be final and not subject to further appeal.

The Committee may delegate its authority under the Plan to one or more subcommittees, which may be comprised of one or more directors, officers or employees of the Company to the extent permitted by applicable law, with respect to Participants who are not directors or executive officers of the Company.

5.	Eligibility. Each officer, employee, consultant or director of the Company and its Subsidiaries may be designated by the Plan Administrator as a Participant, from time to time, with respect to one or more Awards. No officer, employee, consultant or director of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan. The Plan Administrator may also grant Awards to individuals in connection with hiring (as an officer, employee, consultant or director), retention or otherwise, prior to the date the individual first performs services for the Company or a Subsidiary; provided, however, that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.

Grant of Awards and Limitation of Number of Shares Awarded. The Plan Administrator may, from time to time, grant Awards to one or more Eligible Persons, provided that subject to any adjustment pursuant to Section 14, the aggregate number of shares of Stock subject to Awards that may be delivered under this Plan may not exceed 9,000,000 shares. Shares delivered by the

Company under the Plan may be authorized and unissued Stock or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

Any shares of Stock covered by an Award (or portion of an Award) granted under the Plan that are forfeited or canceled, expire or are not issued due to the cash-settlement of such Award, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Any shares of Stock covered by an Award (or portion of an Award) granted under a prior long-term incentive plan that are forfeited or canceled, expire or are not issued due to the cash-settlement of such prior long-term incentive plan Award shall be available for delivery under this Plan.

The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock or Restricted Stock Unit Awards under Section 7 of the Plan, Performance Unit Awards under Section 9 of the Plan and other Equity Awards under Section 12 of the Plan shall in the aggregate be 4,500,000. The maximum number of shares of Stock subject to Awards of any combination that may be granted during any calendar year under the Plan to any one person is 2,000,000 and the maximum amount of cash that may be granted pursuant to an Award during any calendar year under the Plan to any one person is $20,000,000; provided, however, that to the extent the maximum permissible award is not made in a year, such amount may be carried over to subsequent years. Such per-individual limit shall not be adjusted to effect a restoration of shares of Stock with respect to which the related Award is terminated, surrendered or canceled. Shares of Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual or any successor provision) shall not count as used under the Plan for purposes of this Section 6.

The Plan Administrator may permit or require a recipient of an Award to defer all or part of such individual’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Plan Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

7.	Restricted Stock and Restricted Stock Unit Awards.

A. Grants of Restricted Shares or Units. One or more shares of Restricted Stock or Restricted Stock Units may be granted to any Eligible Person. The Restricted Stock may be issued or Restricted Stock Unit granted to the Participant on the Date of Grant without the payment of consideration by the Participant. The Restricted Stock will be issued or Restricted Stock Unit granted in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Restricted Stock or Restricted Stock Unit until the expiration of the restriction period. Each Restricted Stock or Restricted Stock Unit Award may have a different restriction period, at the discretion of the Plan Administrator.

The Plan Administrator may also impose such other restrictions and conditions on the Restricted Stock or Restricted Stock Unit as it deems appropriate including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Restricted Stock or Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following attainment of performance goals or service-based restrictions.

Upon issuance to the Participant of the Restricted Stock the Participant will have the right to vote the Restricted Stock. Upon issuance to the Participant of the Restricted Stock or grant of the Restricted Stock Unit and subject to the Plan Administrator’s discretion, the Participant will have the right to receive the cash dividends (or Dividend Equivalents as provided in Section 11) distributable with respect to such shares or units, with such dividends or Dividend Equivalents treated as compensation to the Participant. The Plan Administrator, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Plan Administrator.

B. Forfeiture or Payout of Award. For Awards that are subject to restrictions based upon achievement of specific performance goals, as soon as practicable after the end of each Performance Period, the Plan Administrator will determine whether the performance objectives and other material terms of the Award were satisfied. The Plan Administrator’s determination of all such matters will be final and conclusive.

As soon as practicable after the date the Plan Administrator makes the above determination, the Plan Administrator will determine the Award payment for each Participant. In the event a Participant ceases employment (or ceases Board membership in the case of a director or ceases the performance of services in the case of a consultant) during a restriction period, a Restricted Stock or Restricted Stock Unit Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) involuntary Termination by the Company without cause (as determined in the sole discretion of the Company)—payout of the Restricted Stock or Restricted Stock Unit Award is prorated for service during the period; (b) Retirement, Disability or death—payout of the Restricted Stock or Restricted Stock Unit Award is prorated for service during the period; or (c) other Termination—the Restricted Stock or Restricted Stock Unit Award is completely forfeited. Notwithstanding the foregoing, the Plan Administrator may modify the above in its sole discretion in the actual Award.

Any shares of Restricted Stock which are forfeited will be transferred to the Company.

C. Form and Timing of Payment. With respect to shares of Restricted Stock, upon completion of the restriction period and satisfaction of any other conditions related to the Award, all Award restrictions will expire and new certificates representing the Award will be issued (the payout) without the restrictive legend described in Section 7A. With respect to Restricted Stock Units, upon completion of the restriction period and satisfaction of any other conditions related to the Award, such Units may be paid out in cash or shares of Stock or in a combination of cash and Stock, as determined by the Plan Administrator in its sole discretion. Such payouts will be made as soon as practicable after the Award payment is determined.

D. Waiver of Section 83(b) Election. Unless otherwise directed by the Plan Administrator, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.

8.	Stock Options.

A. Grants of Options. One or more Options may be granted to any Eligible Person on the Date of Grant with or without the payment of consideration by the Participant.

B. Stock Option Agreement. Each Option granted under the Plan will be evidenced by a “Stock Option Agreement” between the Company and the Participant containing provisions determined by the Plan Administrator, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Plan Administrator at the Date of Grant; provided, however, that each Incentive Stock Option Agreement must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every share of Stock purchased through the exercise of an Option will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant’s purchase of the Stock to which the Option relates, (b) the Participant’s exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options will not be transferable by the Participant except by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative; and (v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Plan Administrator, in its sole discretion, may declare any previously granted Options to be immediately exercisable.

C. Option Price. The Option price per share of Stock will be set by the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

D. Form of Payment. At the time of the exercise of the Option, the Option price will be payable in cash or in shares of Stock or in a combination of cash and shares of Stock, in a form and manner as required by the Plan Administrator in its sole discretion. When Stock is used in full or partial payment of the Option price, it will be valued at the Fair Market Value on the applicable date.

E. Other Terms and Conditions. The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full. Except as otherwise provided in this Plan or in the Stock Option Agreement, any vested Option may be exercised in whole or in part at any time. In the event of a Change in Control, any vested option will remain exercisable for the duration of the Option Period.

F. Lapse of Option. An Option will lapse upon the earlier of: (i) 10 years from the Date of Grant, or (ii) at the expiration of the Option Period set by the grant. If the Participant ceases employment (or ceases Board membership in the case of a director or ceases the performance of services in the case of a consultant) within the Option Period and prior to the lapse of the Option, the Option will lapse as follows: (a) Retirement, Disability or death—any unvested Option will lapse on the effective date of the Retirement, Disability or death and any vested Option will lapse at the expiration of the Option Period set by the Grant; or (b) other Termination—any unvested Option will lapse on the effective date of the Termination and any vested Option will lapse 90 days after the effective date of the Termination. Notwithstanding the foregoing, the Plan Administrator may modify the above in its sole discretion in the actual Award.

G. Individual Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

9.	Performance Units.

A. Grants of Performance Units. One or more Performance Units may be granted to any Eligible Person. The Performance Units may be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. One or more Performance Units may be earned by an Eligible Person based on the achievement of performance objectives during a Performance Period, in the sole discretion of the Plan Administrator. The Plan Administrator may also impose such other restrictions and conditions on the Performance Units as it deems appropriate. Each Performance Unit Award may be subject to different restrictions and conditions, at the discretion of the Plan Administrator.

B. Forfeiture or Payout of Award. As soon as practicable after the end of each Performance Period, the Plan Administrator will determine whether the performance objectives and other material terms of the Award were satisfied. The Plan Administrator’s determination of all such matters will be final and conclusive.

As soon as practicable after the date the Plan Administrator makes the above determination, the Plan Administrator will determine the Award payment for each Participant.

In the event a Participant ceases employment (or ceases Board membership in the case of a director or ceases the performance of services in the case of a consultant) during a Performance Period (or at the Plan Administrator’s discretion, prior to Award payout), the Performance Unit Award generally is subject to forfeiture or payout as follows: (a) involuntary Termination by the Company without cause (as determined in the sole discretion of the Company), Retirement, Disability or death—(i) if performance is at or above an applicable target at the time employment ceases, payout of the Performance Unit Award is based on 100% of target performance and prorated for service during the performance period and (ii) if performance is below lowest target at the time employment ceases no payout will be made; or (b) other Termination—the Performance Unit Award is completely forfeited. Notwithstanding the foregoing, the Plan Administrator may modify the above in its sole discretion in the actual Award.

C. Form and Timing of Payment. Each Performance Unit payout may be paid in cash or shares of Stock or in a combination of cash and Stock, as determined by the Plan Administrator in its sole discretion. Such payouts will be made within a reasonable period of time, as determined in the sole discretion of the Plan Administrator, after the Award payment is determined.

10.	Stock Appreciation Rights.

A. Grants of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Each Stock Appreciation Right will have a grant price of not less than 100% of the Fair Market Value at the Date of Grant. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator may impose.

B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable. A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the Award. Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Plan Administrator, in its sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

C. Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

D. Payment. An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of the Fair Market Value of one share of Stock at the date of exercise over the Option price, times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to the excess of the Fair Market Value of one share of Stock at the date of exercise over the Fair Market Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

The Plan Administrator may direct the payment in settlement of the Stock Appreciation Right to be in cash or Stock or a combination thereof. Alternatively, the Plan Administrator may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right, provided that the Plan Administrator must consent to or disapprove such election. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

E. Nontransferable. A Stock Appreciation Right will not be transferable by the Participant except by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

F. Lapse of a Stock Appreciation Right. A Stock Appreciation Right will lapse upon the earlier of: (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the grant. If the Participant ceases employment (or ceases Board membership in the case of a director or ceases the performance of services in the case of a consultant) within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Retirement, Disability or death—any unvested Stock Appreciation Right will lapse on the effective date of the Retirement, Disability or death and any vested Stock Appreciation Right will lapse at the expiration of the Exercise Period set by the grant; or (b) other Termination—any unvested Stock Appreciation Right will lapse on the effective date of the Termination and any vested Stock Appreciation Right will lapse 90 days after the effective date of the Termination; provided, however, that the Plan Administrator may modify the above in its sole discretion.

11.	Dividend Equivalents.

A. Grants of Dividend Equivalents. Dividend Equivalents may also be granted under the Plan in conjunction with Restricted Stock, Restricted Stock Units or Performance Units, at any time during the Performance Period, without consideration by the Participant. Dividend Equivalents will be structured in a manner that complies with Section 409A of the Code.

B. Payment. Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 11D. The Plan Administrator, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Plan Administrator.

C. Nontransferable. A Dividend Equivalent will not be transferable by the Participant.

D. Lapse of a Dividend Equivalent. Each Dividend Equivalent will lapse on the earlier of (i) the end of the Performance Period (or if earlier, the date the Participant ceases employment or ceases Board membership in the case of a director or ceases the performance of services in the case of a consultant) of the related Performance Units, Restricted Stock or Restricted Stock Unit Award; or (ii) the lapse date established by the Plan Administrator on the Date of Grant of the Dividend Equivalent.

12.	Cash-Based Awards and Other Equity Awards.

A. Grant of Cash-Based Awards. Cash-Based Awards may be granted to any Eligible Person, in such amounts, on such terms and conditions, and for such consideration, including no consideration as the Plan Administrator shall determine. A Cash-Based Award may be paid in cash or shares of Stock or in a combination of cash and Stock, as determined in the sole discretion of the Plan Administrator.

B. Other Equity Awards. One or more shares of Stock may be granted to any Eligible Person, in such amounts, on such terms and conditions, and for such consideration, including no consideration as the Plan Administrator shall determine. An Other Equity Award may be denominated in Stock or other securities, stock-equivalent units, securities or debentures convertible into Stock, or any combination of the foregoing and may be paid in Stock or other securities, in cash, or in a combination of Stock or other securities and cash, as determined in the sole discretion of the Plan Administrator.

C. Forfeiture of Payout of Award. The Plan Administrator shall determine the extent to which the Participant shall have the right to receive outstanding Cash-Based Awards or Other Equity Awards or to have such Awards vest or payout, as applicable, in the event a Participant ceases employment (or ceases Board membership in the case of a director or ceases the performance of services in the case of a consultant). Such provisions shall be determined in the sole discretion of the Plan Administrator, may be included in an agreement with the Participant reflecting the terms of such Award, but need not be uniform among all such Awards, and may reflect distinctions based on the reasons for the cessation.

13.	Performance Measures.

A. General. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Section, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to goals set by reference to the following Performance Measures: net earnings or net income (before or after taxes); earnings per share; share price (including growth measures and total shareholder return); net sales growth; net operating profit; capital targets (including return on capital); return on assets; return on equity; earnings before or after taxes, interest, depreciation and/or amortization; ongoing earnings; net earnings; net sales growth; return on sales; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, cash flow return on capital and cash flow in excess of costs of capital); economic value added; value created; economic profit (net operating profit after tax, less a cost of capital charge); shareholder value added; revenues; operating income; pre-tax profit margin; gross margin; performance against business plan; customer service; corporate governance quotient or rating; market share; productivity ratios; operating efficiency; employee satisfaction; customer satisfaction; safety; employee engagement; succession planning; supplier diversity; workforce diversity; margins (including gross, future gross or operating margins); credit rating; dividend payments; expenses (including targets or ratios); fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures, corporate restructurings, projects or other specific events or transactions; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.

In the event the Committee intends that any Award under this Plan should qualify as Performance-Based Compensation, such Awards shall be granted in accordance with the additional requirements of this Section, which, in case of any conflict, shall supersede any other provision of the Plan. For Awards subject to Performance Measures set forth in this Section, the Committee will establish (a) Performance Target(s) relative to the applicable Performance Measures, (b) the applicable Performance Period and (c) the applicable amount of cash or number of shares that are the subject of the Award. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m) of the Code. Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may pay an Award under this Section of less than the amount determined by the formula or standard established pursuant to this Section or may pay no Award at all. Before any payments are made under this Section, the Committee shall be responsible for certifying in writing to the Company that the applicable Performance Targets have been met.

B. Selection of Performance Target(s). The specific Performance Target(s) with respect to the Performance Measures must be established by the Committee in advance of the deadlines applicable under Section 162(m) of the Code and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The Performance Target(s) with respect to any Performance Period may be established based on the performance of the Company or a Subsidiary as a whole or any business unit of the Company or a Subsidiary or any combination thereof, as the Committee may deem appropriate, or on a cumulative basis or in the alternative, or as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 13. The Committee also has the authority to use any other performance measures in connection with Awards under the Plan that are not intended to qualify as Performance-Based Compensation. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of Award payable to the Participant if the Performance Target(s) are attained. The objective formula or standard shall preclude the use of discretion to increase the amount of any Award earned pursuant to the terms of the Award.

C. Evaluation of Performance For Performance–Based Compensation. The Committee may provide in any such Award that any evaluation of performance may include or exclude, in whole or in part, any one or more of the following with respect to the Performance Period: (i) the gain, loss, income or expense resulting from changes in tax laws or accounting principles or other laws or provisions affecting reported results, that become effective during the Performance Period; (ii) the gain, loss, income or expense with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, including but not limited to gain or loss on certain transactions that do not meet the definition of cash flow hedges under U.S. generally accepted accounting principles and must be recognized for financial statement purposes prior to financial statement recognition of the gain or loss of the underlying transaction and also including but not limited to any major corporate transaction-related costs; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with mergers, acquisitions or the disposition of a business, in whole or in part, or the sale of investments or non-core assets; (iv) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets including but not limited to changes in valuation allowances for deferred income tax assets; (vi) any impact of the phase-out of the tax credit for synthetic fuel or any synthetic fuel earnings; (vii) the impact of reorganization, restructuring or business recharacterization activities, including but not limited to reductions in force; (viii) foreign exchange gains and losses and (ix) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Each of the adjustments described in this Section 13C may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the Performance Targets are established. To the extent such adjustments affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility. The adjustments are to be determined in accordance with U.S. generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Performance Measures, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in such stock.

D. Committee Discretion to Determine Award. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan. The Committee may not, however, with respect to Performance-Based Compensation, increase the maximum amount permitted to be paid to any individual under the Plan or pay Awards under this Section 13 if the applicable Performance Target(s) have not been satisfied.

In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation and/or to amend previously granted Awards in a way that would disqualify them as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 13A and/or make such amendments.

14.	Accelerated Award Payout/Exercise.

A. Adjustment Upon Changes in Stock. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards and the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards to any individual Participant in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Stock outstanding by reason of any other similar event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted as the Committee may deem appropriate.

B. Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

C. Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of shares of Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall adjust each Award outstanding on the date of such merger or consolidation so that it pertains to and applies to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

D. Certain Other Transactions.

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its discretion, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award equal to the value, as determined by the Committee in its discretion, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise price of such Option; or

(ii) provide for the exchange of each Award (whether or not then exercisable or vested) for an incentive award with respect to, as appropriate, some or all of the property which a holder of the number of shares of Stock subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its discretion in the exercise price of the incentive award, or the number of shares or amount of property subject to the incentive award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

E. Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in paragraphs B, C or D, the Committee may, in its discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.

F. No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to any Award.

G. Change in Control. Unless otherwise determined by the Committee in connection with the grant of an Award, or unless the Participant and the Company agree in writing that the provisions of this Section 14G shall not apply, the following provisions shall apply upon the occurrence of a Change in Control of the Company:

i.	Restricted Stock, Restricted Stock Unit, Cash-Based, or Other Equity Awards Subject to Service-Based Restrictions on Vesting. A prorata portion of all outstanding Restricted Stock, Restricted Stock Unit, Cash-Based or Other Equity Awards subject to service-based restrictions on vesting will be immediately and fully vested and earned, with the prorata portion determined based on the number of months in the restriction period that have elapsed as of the date of the Change in Control as compared to the total number of months in the restriction period. The amount of the Award not so vested shall remain outstanding (on a converted basis, if applicable) in accordance with the original terms of the Award.

ii.	Stock Option Awards and Stock Appreciation Rights. Any previously granted Stock Option Awards or Stock Appreciation Rights will be immediately and fully vested and will become fully exercisable.

Restricted Stock, Restricted Stock Unit, Cash-Based, or Other Equity Awards with Restrictions Based on Achievement of Performance Goals/Performance Units. The Participant will be entitled to an immediate accelerated vesting and payout of Performance Unit, Restricted Stock, Restricted Stock Unit, Cash-Based or Other Equity Awards with restrictions based on achievement of performance goals, and the amount of the accelerated vesting and payout will be based on the number of such Restricted Stock or Restricted Stock Units/Performance Units subject to the Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the date of the Change in Control as compared to the total number of months in the Performance Period, and assuming maximum performance was achieved. Applicable payouts shall be made in the form set forth in the original terms of the grant. The amount of the Award not so vested shall remain outstanding (on a converted basis, if applicable) in accordance with the original terms of the grant.

H. Savings Clause. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

15.	Amendment of Plan.

The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without stockholder approval which materially increases the number of securities which may be issued pursuant to the Plan (except as provided in Section 14A-E), extends the period for granting Options under the Plan or materially modifies the requirements as to eligibility for participation in the Plan; (ii) no such action may be taken without the consent of the Participant to whom any Award was previously granted, which materially adversely affects the rights of such Participant concerning such Award, except as such alteration, termination, suspension or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder; and (iii) no such action that would require the consent of the Board and/or the stockholders of the Company pursuant to Section 162(m) of the Code or the 1934 Act, or any other applicable law, rule, or regulation, or the requirements of any securities exchange on which shares of stock are traded, shall be effective without such consent. Notwithstanding the foregoing, except as otherwise required by applicable law, rule or regulation, the Committee may amend the Plan at its discretion to (i) address any issues concerning Section 162(m) of the Code; (ii) comply with applicable laws, rules or regulations and changes thereto; or (iii) maintain an exemption under rule 16b-3 of the 1934 Act. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

16.	Miscellaneous Provisions.

A. Nontransferability. No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding; and (iii) as requested by the Participant and approved by the Committee, to members of the Participant’s family, or a trust established by the Participant for the benefit of family members.

B. No Employment Right. Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

C. Tax Withholding. The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary. Subject to compliance with any requirements of applicable law, the Plan Administrator may permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Stock satisfied through the payment of cash by the Participant to the Company or a Subsidiary, the retention by the Company or a Subsidiary of shares of Stock, or delivery of previously owned shares of the Participant’s Stock, having a Fair Market Value equal to the withholding amount.

D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (“Act”), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded.

The exercise of any Option or Stock Appreciation Right granted under the Plan shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Company may, in its discretion, defer the effectiveness of an exercise of an Option or Stock Appreciation Right hereunder or the issuance or transfer of shares of Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the shares are then listed for trading. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or Stock Appreciation Right or the issuance or transfer of shares of Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Option or Stock Appreciation Right has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

F. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

G. Indemnification. Each person who is or at any time serves as a member of the Committee (and each person or committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

H. Reliance on Reports. Each member of the Committee (and each person or committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent registered public accounting firm of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

I. Severability. If any provision of this Plan would cause Awards intended to qualify as Performance-Based Compensation to not so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. Any specific action by the Committee that would be violative of Section 162(m) with respect to Awards intended to qualify as Performance-Based Compensation shall be void.

J. Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of the Company under this Plan.

K. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

L. Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

M. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

N. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

ANNEX B

CONSTELLATION ENERGY GROUP, INC.

Executive Annual Incentive Plan

(Plan)

Amended and Restated 2007

1.	Purpose. The purpose of the Plan is to permit the Company, through awards of annual incentive compensation qualifying for federal income tax deductions, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

2.	Definitions. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

“Award” means the amount granted to a Participant by the Committee for a Performance Period under the Plan, whether paid in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any other form of consideration.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on the effective date of the adoption of the Plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such adoption date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a “Subsidiary Company”), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by a Participant or any group of persons including a Participant (or any entity controlled by a Participant or any group of persons including a Participant);

(iii) consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan, at least two members of which qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the 1934 Act), and as “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any rules or regulations promulgated by an applicable stock exchange or similar regulatory authority rules and regulations.

“Company” means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any “New Company” as provided in Section 10G.

“Deferred Compensation Plan” means the Constellation Energy Group, Inc. Nonqualified Deferred Compensation Plan or any successor or future similar plans.

“Executive” means any executive officer of the Company as defined in Section 16 of the 1934 Act.

“Extraordinary Items” means extraordinary, unusual, and nonrecurring items of gain or loss as defined under U.S. generally accepted accounting principles and as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

“Income from Continuing Operations Before Income Taxes” means the consolidated income before income taxes and excluding (i) discontinued operations; (ii) Extraordinary Items; and, (iii) cumulative effect of change in accounting principle; if applicable, for the Performance Period, computed in accordance with U.S. generally accepted accounting principles and as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

“Income from Operations” means the consolidated income before income taxes and excluding: (i) discontinued operations; (ii) Extraordinary Items; (iii) cumulative effect of change in accounting principle; (iv) fixed charges; and (v) other non-operating income and expenses; if applicable, for the Performance Period, computed in accordance with U.S. generally accepted accounting principles and as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Net Income” means the consolidated net income for the Performance Period, computed in accordance with U.S. generally accepted accounting principles and as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

“Net Cash Provided by Operating Activities” means net cash flow from operating activities computed in accordance with U.S. generally accepted accounting principles and as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

“Participant” means an individual who has been granted a conditional opportunity to earn an Award under the Plan.

“Performance Period” means the taxable year of the Company or any other period designated by the Committee with respect to which an Award may be granted.

“Stock Plans” means the Constellation Energy Group, Inc. 2007 Long-Term Incentive Plan and/or any successor or predecessor stock plans adopted or assumed by the Company.

“Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its discretion.

“Year” means a fiscal year of the Company that constitutes all or part of the applicable Performance Period.

3.	Administration. The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan,

or of the terms and conditions pursuant to which Awards are granted under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated purpose. The Plan Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made by the Plan Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Such determinations shall be final and not subject to further appeal.

4.	Eligibility. For a Performance Period, each Executive may be designated by the Committee as a Participant.

5.	Awards.

A. Provision for Awards. Each Participant may receive an Award in any Performance Period based on upon a percentage of an incentive pool equal to the greater of (i) 3% of the Company’s Income from Operations; (ii) 3% of the Company’s Income from Continuing Operations Before Income Taxes; (iii) 5% of the Company’s Net Income for the Performance Period, and (iv) 20% of the Company’s Net Cash Provided by Operating Activities for the Performance Period (as each term is defined in the Plan). At the beginning of the Performance Period, the Committee will allocate an incentive pool percentage to each participating employee for each Performance Period; provided that in any Performance Period the incentive pool percentage for any one participant may not exceed 50% of the total pool and the sum of the incentive pool percentages for all participants cannot exceed 100% of the total pool. As soon as practicable following the determination of the incentive pool for a Performance Period, the Committee will calculate each participant’s portion of the incentive pool based upon the percentage established at the beginning of the Performance Period.

B. Committee Discretion to Determine Award. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan. The Committee has discretion to adjust all such Awards downwards, but in no event may the portion of the incentive pool allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant’s allocated portion.

6.

Payment of Awards. Each Participant shall be eligible to receive, within a reasonable period of time, as determined in the sole discretion of the Committee, after the amount of such Participant’s Award for a Performance Period has been determined, all or a portion of that Award. Awards may be paid in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any other form of consideration or any combination thereof determined by the Committee. Equity or equity-based awards may be granted under the terms and conditions of the applicable Stock Plans. Payment of the Award may be deferred at the discretion of the Committee. A Participant may elect to defer the receipt of all or a portion of the Award for the Performance Year. Any such deferral and investment of any such amounts deferred pursuant to this Plan shall be made in accordance with the provisions of the Deferred Compensation Plan. No provision of this paragraph shall be given effect to the extent such provision would cause any tax to become due under Section 409A of the Code.

7.	Designation of Beneficiary. A Participant shall have the right to designate a beneficiary or beneficiaries who are to receive in a lump sum any undistributed Award to the extent a Participant has chosen not to defer all or a portion of the Award pursuant to Section 7 hereof, should the Participant die during the Performance Period and be entitled to an incentive award for that Performance Period. Such designation shall apply only to the portion of the undistributed Award not subject to a deferral election. Any designation, change or rescission of the designation shall be made in writing by completing and furnishing to the Senior Vice President—Human Resources of the Company or successor to such position a notice on an appropriate form designated by such Senior Vice President. The last designation of beneficiary received by the Senior Vice President—Human Resources of the Company or successor to such position shall be controlling over any testamentary or purported disposition by the Participant, provided that no designation, rescission or change thereof shall be effective unless received prior to the death of the Participant. Distribution of any Awards previously deferred pursuant to Section 7 of the Plan shall be paid to the beneficiary or beneficiaries designated under the Deferred Compensation Plan.

8.	Change in Control. Notwithstanding any other provisions of this Plan to the contrary, if a Participant separates from service with the Company or a Subsidiary (except due to a Participant’s transfer of employment to or from a Subsidiary), within 2 years following a Change in Control (or, if earlier, upon termination of the Participant’s employment with the Company or a Subsidiary if it is reasonably demonstrated that such termination (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or anticipation of a Change in Control), such Participant is eligible for an Award for the Performance Period during which the separation from service occurs. The Award is calculated assuming maximum performance achievement, prorated for service during the Performance Period and based on the Participant’s position at the time of termination. Payment of the Award will be made within 60 days after the Participant’s separation from service. Payment may not be deferred.

Notwithstanding any provision in the Plan to the contrary, on or within 2 years after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would materially adversely affect the rights of any Participant without such Participant’s prior written consent.

9.	Amendment of Plan. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without the consent of the Participant to whom any Award was previously earned, which materially adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder and (ii) no such action that would require the consent of the Board and/or stockholders of the Company pursuant to Section 162(m) of the Code or the 1934 Act, or any other applicable law, rule or regulation, shall be effective without such consent. Notwithstanding the foregoing, except as otherwise required by applicable law, rule or regulation, the Committee may amend the Plan as desirable at the discretion of Committee to address any issues concerning (i) Section 162(m) of the Code or (ii) maintaining an exemption under rule 16b-3 of the 1934 Act. No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

10.	Miscellaneous Provisions.

A. Nontransferability. No benefit provided under the Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of the Plan), and approved by the Committee, to satisfy income tax withholding; and (iii) as requested by the Participant and approved by the Committee, to members of the Participant’s family, or a trust established by the Participant for the benefit of family members.

B. No Employment Right. Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

C. Tax Withholding. The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary.

D. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award and/or payment is subject to section 409A of the Code, it shall be awarded and/or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

E. Indemnification. Each person who is or at any time serves as a member of the Committee (and each person or committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

F. Reliance on Reports. Each member of the Committee (and each person or committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent registered accounting firm of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

G. Severability. If any provision of this Plan would cause Awards not to constitute “other performance-based compensation” under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. Any specific action by the Committee that would be violative of Section 162(m) of the Code and the regulations thereunder shall be void.

H. Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the common stock of the Company will receive securities of another corporation (in any such case, the “New Company”), then the New Company shall assume the rights and obligations of the Company under this Plan.

I. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

J. Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program, unless expressly considered as compensation under the terms of such plan or program.

K. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

L. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.	Effective Date. The Plan shall be effective beginning on January 1, 2007, subject to approval by the stockholders of the Company in accordance with Maryland law and Section 162(m) of the Code.

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

May 18, 2007

COMMON STOCK

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

00033333333333333100 5                                                                                                      051807

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2,

“FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		1.	THE ELECTION OF DIRECTORS FOR A TERM TO EXPIRE IN 2008.	FOR	AGAINST	ABSTAIN

PLEASE VOTE AND SIGN BELOW AND RETURN IN THE ENCLOSED ENVELOPE			Yves C. de Balmann	☐	☐	☐

			Douglas L. Becker	☐	☐	☐

			James T. Brady	☐	☐	☐

			Edward A. Crooke	☐	☐	☐

			James R. Curtiss	☐	☐	☐

			Freeman A. Hrabowski, III	☐	☐	☐

			Nancy Lampton	☐	☐	☐

			Robert J. Lawless	☐	☐	☐

			Lynn M. Martin	☐	☐	☐

			Mayo A. Shattuck III	☐	☐	☐

			Michael D. Sullivan	☐	☐	☐

		2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.	☐	☐	☐

		3.	APPROVAL OF THE 2007 LONG-TERM INCENTIVE PLAN.	☐	☐	☐

		4.	APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE PLAN.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	Please check this box if you plan to attend the meeting.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONSTELLATION ENERGY GROUP, INC.

Common Stock Proxy for Annual Meeting of Shareholders - May 18, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Irving B. Yoskowitz and Charles A. Berardesco (or their substitutes, or one acting alone in the absence of the other), as proxies, with power to each to appoint a substitute and to revoke the appointment of such substitute, to vote all shares of common stock of Constellation Energy Group, Inc. which the undersigned is entitled to vote at the annual meeting to be held on May 18, 2007, and at any adjournments thereof, in the manner specified on the reverse side of this card with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement), and in their discretion on any other business that properly comes before the annual meeting.

Shares represented by all properly executed proxies will be voted at the annual meeting in the manner specified. If no specification is made, votes will be cast “FOR” all director nominees, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

May 18, 2007

CONSTELLATION ENERGY GROUP, INC.

EMPLOYEE SAVINGS PLAN

Please date, sign and mail

your Voting Instructions Card

in the envelope provided as

soon as possible.

3	ê Please detach along perforated line and mail in the envelope provided. ê

00033333333333333100 5                                                                                                      051807

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2,

“FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		1.	THE ELECTION OF DIRECTORS FOR A TERM TO EXPIRE IN 2008.	FOR	AGAINST	ABSTAIN

PLEASE VOTE AND SIGN BELOW AND RETURN IN THE ENCLOSED ENVELOPE			Yves C. de Balmann	☐	☐	☐

			Douglas L. Becker	☐	☐	☐

			James T. Brady	☐	☐	☐

			Edward A. Crooke	☐	☐	☐

			James R. Curtiss	☐	☐	☐

			Freeman A. Hrabowski, III	☐	☐	☐

			Nancy Lampton	☐	☐	☐

			Robert J. Lawless	☐	☐	☐

			Lynn M. Martin	☐	☐	☐

			Mayo A. Shattuck III	☐	☐	☐

			Michael D. Sullivan	☐	☐	☐

		2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.	☐	☐	☐

		3.	APPROVAL OF THE 2007 LONG-TERM INCENTIVE PLAN.	☐	☐	☐

		4.	APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE PLAN.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name on the account may not be submitted via this method.	☐	Please check this box if you plan to attend the meeting.		☐

Signature of Shareholder	Date:

Note:	Please sign exactly as your name appears on this Voting Instructions Card.

CONSTELLATION ENERGY GROUP, INC.

To Participants in the

Constellation Energy Group Employee Savings Plan (the “Plan”)

The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement, and Voting Instructions Card for the Annual Meeting of Shareholders, to be held on May 18, 2007, are being furnished to you by Constellation Energy Group, Inc. (“Constellation Energy”) on behalf of the Trustee under the Plan.

In accordance with your Plan and the Trust Agreement with the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by May 14, 2007.

After receipt of the properly executed Voting Instructions Card, the Trustee will vote as indicated on the Voting Instructions Card. However, in accordance with the Trust Agreement, even if you do not send in a signed Voting Instructions Card, the Plan Trustee is instructed to vote your shares in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instructions Cards.

Each Plan participant who is a holder of record of other shares of Constellation Energy stock will receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.

Marcia B. Behlert

Plan Administrator

CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

These Voting Instructions are requested in conjunction with a proxy solicitation by the Board of Directors of

CONSTELLATION ENERGY GROUP, INC.

TO:	T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER THE
CONSTELLATION ENERGY GROUP EMPLOYEE SAVINGS PLAN.

I hereby instruct T. Rowe Price Trust Company, as directed Trustee under the Constellation Energy Group Employee Savings Plan (“Plan”), to vote by proxy, all shares of common stock of Constellation Energy credited to my account under the Plan at the annual meeting of shareholders of Constellation Energy to be held on May 18, 2007, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement), and Irving B. Yoskowitz and Charles A. Berardesco (or their substitutes, or one acting alone in the absence of the other), in their discretion shall vote in person on any other business as may properly come before the annual meeting.

The shares credited to your account will be voted as directed. If the card is not signed, or if the card is not received by May 14, 2007, the shares credited to your account will be voted in the same proportion as directions received from participants. If no instructions are specified on a signed card, the shares credited to your account will be voted in accordance with the recommendations of the Board of Directors of Constellation Energy: “FOR” all director nominees, “FOR” Proposal 2, ”FOR” Proposal 3 and “FOR” Proposal 4.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

May 18, 2007

CONSTELLATION ENERGY GROUP, INC.

REPRESENTED EMPLOYEE SAVINGS PLAN

FOR NINE MILE POINT

Please date, sign and mail

your Voting Instructions Card

in the envelope provided as

soon as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

00033333333333333100 5                                                                                                      051807

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2,

“FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		1.	THE ELECTION OF DIRECTORS FOR A TERM TO EXPIRE IN 2008.	FOR	AGAINST	ABSTAIN

PLEASE VOTE AND SIGN BELOW AND RETURN IN THE ENCLOSED ENVELOPE			Yves C. de Balmann	☐	☐	☐

			Douglas L. Becker	☐	☐	☐

			James T. Brady	☐	☐	☐

			Edward A. Crooke	☐	☐	☐

			James R. Curtiss	☐	☐	☐

			Freeman A. Hrabowski, III	☐	☐	☐

			Nancy Lampton	☐	☐	☐

			Robert J. Lawless	☐	☐	☐

			Lynn M. Martin	☐	☐	☐

			Mayo A. Shattuck III	☐	☐	☐

			Michael D. Sullivan	☐	☐	☐

		2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.	☐	☐	☐

		3.	APPROVAL OF THE 2007 LONG-TERM INCENTIVE PLAN.	☐	☐	☐

		4.	APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE PLAN.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name on the account may not be submitted via this method.	☐	Please check this box if you plan to attend the meeting.		☐

Signature of Shareholder	Date:

Note:	Please sign exactly as your name appears on this Voting Instructions Card.

CONSTELLATION ENERGY GROUP, INC.

To Participants in the

Represented Employee Savings Plan for Nine Mile Point (the “Plan”)

The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement, and Voting Instructions Card for the Annual Meeting of Shareholders, to be held on May 18, 2007, are being furnished to you by Constellation Energy Group, Inc. (“Constellation Energy”) on behalf of the Trustee under the Plan.

In accordance with your Plan and the Trust Agreement with the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by May 14, 2007.

After receipt of the properly executed Voting Instructions Card, the Trustee will vote as indicated on the Voting Instructions Card. However, in accordance with the Trust Agreement, even if you do not send in a signed Voting Instructions Card, the Plan Trustee is instructed to vote your shares in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instructions Cards.

Each Plan participant who is a holder of record of other shares of Constellation Energy stock will receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.

Marcia B. Behlert

Plan Administrator

CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

These Voting Instructions are requested in conjunction with a proxy solicitation by the Board of Directors of

CONSTELLATION ENERGY GROUP, INC.

TO:	T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER THE
REPRESENTED EMPLOYEE SAVINGS PLAN FOR NINE MILE POINT.

I hereby instruct T. Rowe Price Trust Company, as directed Trustee under the Represented Employee Savings Plan for Nine Mile Point (the “Plan”), to vote by proxy, all shares of common stock of Constellation Energy credited to my account under the Plan at the annual meeting of shareholders of Constellation Energy to be held on May 18, 2007, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each proposal identified thereon (as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement), and Irving B. Yoskowitz and Charles A. Berardesco (or their substitutes, or one acting alone in the absence of the other), in their discretion shall vote in person on any other business as may properly come before the annual meeting.

The shares credited to your account will be voted as directed. If the card is not signed, or if the card is not received by May 14, 2007, the shares credited to your account will be voted in the same proportion as directions received from participants. If no instructions are specified on a signed card, the shares credited to your account will be voted in accordance with the recommendations of the Board of Directors of Constellation Energy: “FOR” all director nominees, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

(Continued and to be signed on the reverse side)